Exhibit 3.4

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

CAB EAST LLC

a Delaware limited liability company

dated as of November 1, 2004

among

CAB EAST HOLDINGS, LLC,

as Member,

FORD MOTOR CREDIT COMPANY,

as Titling Company Administrator

and

U.S. BANK NATIONAL ASSOCIATION,

as Titling Company Registrar

i

Section 3.19	Duties of Managers and Officers	27

ARTICLE IV SPECIFIED INTERESTS

Section 4.1	Designation of the Specified Interests	28
Section 4.2	Capital Contributions	29
Section 4.3	Allocation of Specified Assets; Servicing Agreements	29
Section 4.4	Titling Company Accounts	34
Section 4.5	Titling Company Notes	35

ARTICLE V THE CERTIFICATES

Section 5.1	Authentication and Delivery; Form	35
Section 5.2	Mutilated, Destroyed, Lost or Stolen Certificates	36
Section 5.3	Persons Deemed Holders	37
Section 5.4	Registration of Transfer and Exchange of Certificates	37
Section 5.5	Maintenance of Office or Agency	38
Section 5.6	Cooperation with Servicers	38
Section 5.7	Registered Pledge	38
Section 5.8	Article 8 Election	39

ARTICLE VI ACCOUNTING AND REPORTS TO HOLDERS

Section 6.1	Accounting and Reports to Holders, the Internal Revenue Service and Others	39

ARTICLE VII THE TITLING COMPANY ADMINISTRATOR AND THE TITLING COMPANY REGISTRAR

Section 7.1	Appointment of the Titling Company Administrator and the Titling Company Registrar; Duties of the Titling Company Administrator and the Titling Company Registrar	40
Section 7.2	Authorization of the Titling Company Administrator and Titling Company Registrar	41
Section 7.3	Acceptance of Duties; Limitation of Liability	41
Section 7.4	Action upon Instruction by Holders	43
Section 7.5	Furnishing of Documents	43
Section 7.6	Representations and Warranties of the Titling Company Registrar	44
Section 7.7	Reliance; Advice of Counsel	44
Section 7.8	Compensation and Indemnity	45
Section 7.9	Resignation or Removal of Titling Company Administrator and Titling Company Registrar	45
Section 7.10	Merger or Consolidation of Titling Company Administrator or the Titling Company Registrar	47
Section 7.11	Eligibility Requirements for the Titling Company Registrar	48
Section 7.12	Updating List of Authorized Officers	48

ii

ARTICLE VIII TERMINATION OF LIMITED LIABILITY COMPANY AGREEMENT

Section 8.1	Termination of Limited Liability Company Agreement	48

ARTICLE IX AMENDMENTS

Section 9.1	Amendments	49

ARTICLE X LIABILITIES; INDEMNIFICATION

Section 10.1	Liabilities; Indemnification	49

ARTICLE XI MISCELLANEOUS

Section 11.1	No Legal Title to Titling Company Assets; Direction of the Titling Company Administrator	51
Section 11.2	Limitations on Rights of Others	51
Section 11.3	Notices	51
Section 11.4	GOVERNING LAW	53
Section 11.5	Severability; Conflict with Act	53
Section 11.6	Counterparts	54
Section 11.7	Headings	54
Section 11.8	Successors and Assigns	54
Section 11.9	No Recourse	54
Section 11.10	No Petition	54
Section 11.11	Confidential Information	55

EXHIBITS

Exhibit A	Form of Titling Company Specification Notice
Exhibit B	Form of Certificate
Exhibit C	Form of Notice of Registered Pledge

SCHEDULES

Schedule A	Initial Authorized Officers of the Company

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated and effective as of November 1, 2004 (the “Agreement”) among CAB EAST HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), as Member (in such capacity, the “Member”), FORD MOTOR CREDIT COMPANY, a Delaware corporation “Ford Credit”), as Titling Company Administrator (in such capacity, the “Titling Company Administrator”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as Titling Company Registrar (in such capacity, the “Titling Company Registrar”).

BACKGROUND

1.                                    Ford Credit has established CAB East LLC (the “Company”) pursuant to a Certificate of Formation dated and effective as of January 17, 2003, as amended and restated as of August 18, 2004 (the “Certificate of Formation”) and has entered into the Limited Liability Company Agreement of CAB East LLC, dated as of February 5, 2003 (the “Interim LLC Agreement”).

2.                                    Pursuant to an Initial Specified Interest Contribution Agreement, dated as of the date of this Agreement, between Ford Credit, as Contributor, and Holdings, as Contributee, Ford Credit has contributed, transferred and assigned to Holdings its entire limited liability company interest in the Company, together with its rights as initial member under the Interim LLC Agreement.

3.                                    The Member wishes to amend and restate the Interim LLC Agreement, including to add U.S. Bank, as Titling Company Registrar, as a party to this Agreement, and U.S. Bank wishes to become a party to this Agreement in such capacity.

The parties agree as follows:

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1                           Definitions. Capitalized terms used in this Agreement are defined below.

“Act” means the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).

“Addition Date” means, with respect to any Specified Asset, the date as of which such Titling Company Asset is acquired by the Company for allocation to a previously designated Revolving Specified Interest pursuant to Section 4.3(d).

“Addition Notice” means a notice provided to the Titling Company Administrator pursuant to Section 4.3(d).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and order of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Assignment Date” means, with respect to any Specified Asset allocated to any Specified Interest, the date as of which such Specified Asset is assigned or otherwise transferred from the Company pursuant to Section 4.3(e).

“Assignment Notice” means a notice provided to the Titling Company Administrator pursuant to Section 4.3(e).

“Authorized Officer”:

(i)

with respect to the Titling Company Registrar, means any officer in the Corporate Trust Office of the Titling Company Registrar, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of such Person customarily performing functions similar to those performed by any of the above designated and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject;

(ii)	with respect to the Company, has the meaning specified in Section 3.18(a); and

(iii)

with respect to the Member or the Titling Company Administrator, means any officer of the Member or the Titling Company Administrator, as the case may be, who is named in an Officer’s Certificate distributed to, or electronically posted to a password-protected website for which access has been provided to, the Company, the Titling Company Registrar and each Holder and Registered Pledgee of a Certificate.

“Bank” has the meaning set forth in Section 2.5(d).

“Bankruptcy Code” means the United States Bankruptcy Code, as set forth in Title 11 of the United States Code.

“Board” has the meaning specified in Section 3.1.

“CAB Eas “ has the meaning specified in Section 4.4(a).

“Certificate” has the meaning specified in Section 4.1(a).

“Certificate of Formation” has the meaning set forth in the Recitals.

“Certificate of Title” means a certificate of title of a Leased Vehicle issued in paper form by the relevant governmental department or agency in the jurisdiction in which the Leased Vehicle is registered, or a record maintained by such governmental department or agency in the form of information stored in electronic media.  However, if a certificate of title in paper form or such record stored on electronic media has not been issued or is not being maintained, the application (or copy thereof) for the certificate of title will constitute the “Certificate of Title.”

“Certificate Register” means the register maintained pursuant to Section 5.4(a).

“Class” has the meaning specified in Section 4.3(b)(iii).

“Code” means the Internal Revenue Code of 1986.

“Collection Period” means, with respect to any Specified Interest, except as otherwise provided in the related Servicing Agreement, a calendar month.

“Collections” means, with respect to any Specified Interest, except as otherwise provided in the related Servicing Agreement, all amounts received in respect of the related Specified Assets, including all amounts collected from related Lessees on the related Leases and all amounts received with respect to the sale or other disposition of the related Leased Vehicles.

“Company” means CAB East, a Delaware limited liability company.

“Company Account” has the meaning set forth in Section 2.5(a).

“Corporate Trust Office” means, with respect to the Titling Company Registrar, the office of the Titling Company Registrar at which its corporate trust business is administered, which as of the date of this Agreement is located at:

U.S. Bank National Association

209 South LaSalle Street

Suite 300

Chicago, Illinois  60604

Fax: (312) 325-8905

Telephone: (312) 325-8904

or at such other address as the Titling Company Registrar may designate by notice to the Titling Company Administrator, the Member and the Holders.

“Dealer” means, with respect to any Lease, the dealer who originated and assigned such Lease to the Company under an existing agreement between such dealer and Ford Credit.

“Enhancement” means, with respect to any Specified Interest, any reserve fund, overcollateralization, residual value guaranty, residual value insurance policy, financial guarantee insurance policy, letter of credit, guaranteed investment contract, cash collateral account, cash collateral guaranty, interest rate swap or other contract or agreement for the benefit of the holders of the related Securities.

“Fixed Specified Interest” has the meaning specified in Section 4.3(b)(ii).

“Ford Credit” means Ford Motor Credit Company, a Delaware corporation.

“G-L-B Act” has the meaning specified in Section 11.11(a).

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means each holder of a Certificate, as indicated in the Certificate Register.

“Holdings” has the meaning set forth in the Preamble.

“Indemnified Person” has the meaning specified in Section 10.1(a).

“Independent Manager” has the meaning specified in Section 3.3(b)(i).

“Information Recipients” has the meaning specified in Section 11.11(a).

“Insolvency Event” means, with respect to any Person:

(i)	the making of a general assignment for the benefit of creditors;

(ii)	the filing of a voluntary petition in bankruptcy;

(iii)	being adjudged as bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding;

(iv)	the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(v)	the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in (viii) below;

(vi)	the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such Person or of all or any substantial part of the assets of such Person;

(vii)	the failure by such Person generally to pay its debts as such debts become due;

(viii)

the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking (A) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or (B) the appointment of a trustee, liquidator, receiver or similar official of such Person or of such Person’s assets or any substantial portion of such Person’s assets; and

(ix)	the taking of action by such Person in furtherance of any of the foregoing.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of November 1, 2004, among (i) Ford Credit, as Titling Company Administrator and an Interest Holder, (ii) the Company, CAB West LLC, FCALM, LLC, FCTT and each other Person becoming party to such agreement as a “Titling Company,” as Titling Companies, (iii) CAB East Holdings, LLC, CAB West Holdings, LLC, FCALM Holdings, LLC, FCTT Holdings, LLC and Ford Credit Auto Lease LLC, as initial Multiple-Use SPVs and Interest Holders, (iv) U.S. Bank, as Titling Company Trustee/Registrar, (v) Ford Credit Auto Lease Trust 2004-A, as an Interest Holder and (vi) JPMorgan Chase Bank, N.A., as 2004-A Indenture Trustee and certain other parties.

“Interim LLC Agreement” has the meaning set forth in the Recitals.

“Lease” means any lease agreement for a motor vehicle entered into between a Lessee and a Dealer and assigned by such Dealer to the Company.

“Lease Files” means, with respect to each Lease, the following documents (which may be photocopies or in electronic format unless otherwise indicated):

(i)	the original of the Lease (or an electronic copy of such Lease that satisfies section 9-105 of the UCC) that is clearly marked to show the applicable Titling Company as the owner of such Lease;

(ii)	the original credit application fully executed by the Lessee;

(iii)	the original Certificate of Title and all related documents evidencing the ownership of the related Leased Vehicle; and

(iv)	any and all other documents that the Servicer with respect to the Specified Interest to which such Lease is allocated retains on file relating to the Lease, or the related Leased Vehicle or Lessee.

“Leased Vehicle” means any motor vehicle, together with all attached items or accessories, that is subject to a Lease.

“Lessee” means the lessee of a Leased Vehicle or any Person who is obligated to make payments on the related Lease.

“Liabilities” has the meaning specified in Section 10.1(a).

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics’ liens and any liens that attach to a Lease or Leased Vehicle by operation of law.

“Manager” has the meaning specified in Section 3.2.

“Member” has the meaning specified in the Preamble.

“Notice of Registered Pledge” has the meaning specified in Section 5.4(e).

“Opinion of Counsel” means a written opinion of legal counsel, which counsel may be an employee of Ford Credit or an Affiliate or may provide legal services to Ford Credit or an Affiliate.

“Permitted Transactions” means the activities described in Section 2.4 and Section 2.5.

“Person” means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, government, any department or agency of any government or any other entity of whatever nature.

“Rating Agency” means each nationally recognized statistical rating organization that has been requested by any Holder or its agent to rate any class of Securities.

“Rating Agency Confirmation” means, with respect to any action and any class of Securities, that each Rating Agency has notified the Servicer and the indenture trustee or owner trustee, as the case may be, with respect to such class of Securities, in writing that such action will not result in a reduction or withdrawal of its then current rating of such class of Securities.

“Reallocation Date” means, with respect to any Specified Asset allocated to any Specified Interest, the date as of which such Specified Asset is reallocated to another Specified Interest pursuant to Section 4.3(f).

“Reallocation Notice” means a notice provided to the Titling Company Administrator pursuant to Section 4.3(f).

“Registered Pledge” has the meaning specified in Section 5.4(e).

“Registered Pledgee” means, with respect to any Certificate, the Person who is listed in the Certificate Register as the registered pledgee of such Certificate.

“Revolving Specified Interest” has the meaning specified in Section 4.3(b)(ii).

“Schedule of Leases and Leased Vehicles” has the meaning specified in Section 4.3(b)(vi).

“Security” means, with respect to any Specified Interest, any Certificate, any Titling Company Note and any other security the payments on which are derived in any material part from amounts received with respect to the related Specified Assets.

“Series” has the meaning specified in Section 4.1(a).

“Series Cutoff Date” has the meaning specified in Section 4.3(b)(v).

“Series Issue Date” has the meaning specified in Section 4.3(b)(i).

“Servicer” has the meaning specified in Section 4.3(a).

“Servicing Agreement” has the meaning specified in Section 4.3(a).

“Specified Asset Amount” has, with respect to any Specified Interest, the meaning set forth in the related Servicing Agreement.  The Specified Asset Amount with respect to each Specified Interest will be based on the aggregate lease balances of the Specified Assets allocated thereto (which may be calculated based on a simple interest, actuarial, straight-line or other commercially reasonable method specified in the related Servicing Agreement).

“Specified Asset Percentage” means, as of any date with respect to any Specified Interest, the percentage equivalent of a fraction, (i) the numerator of which is the Specified Asset Amount of such Specified Interest and (ii) the denominator of which is the aggregate Specified Asset Amounts of all Specified Interests.

“Specified Asset Titling Company Administrator Fee” means, with respect to any Collection Period and any Specified Interest, an amount equal to the product of the Specified Asset Percentage of such Specified Interest as of the last day of the preceding Collection Period and the sum of (i) the monthly fees of the Titling Company Administrator determined pursuant to the first sentence of Section 7.8 plus (ii) the expenses of the Titling Company Administrator determined pursuant to the second sentence of Section 7.8.

“Specified Asset Titling Company Registrar Fee” means, with respect to any Collection Period and any Specified Interest, an amount equal to the product of the Specified Asset Percentage of such Specified Interest as of the last day of the preceding

Collection Period and the sum of (i) the monthly fees of the Titling Company Registrar determined pursuant to the first sentence of Section 7.8 plus (ii) the expenses of the Titling Company Registrar determined pursuant to the second sentence of Section 7.8.

“Specified Assets” has the meaning specified in Section 4.1(a).

“Specified Interest” has the meaning specified in Section 4.1(a).

“Specified Lease” means, with respect to any Specified Interest, a Lease identified (i) in the Schedule of Leases and Leased Vehicles attached to a Titling Company Specification Notice with respect to such Specified Interest, (ii) in an Addition Notice as having been added to such Specified Interest, or (iii) in a Reallocation Notice as having been reallocated to such Specified Interest. However, a Lease will no longer be a Specified Lease with respect to any Specified Interest as of the date on which (i) such Lease has been transferred from the Company pursuant to Section 4.3(e) or (ii) such Lease has been reallocated to another Specified Interest pursuant to Section 4.3(f).

“Specified Leased Vehicle” means, with respect to any Specified Interest, a Leased Vehicle identified (i) in the Schedule of Leases and Leased Vehicles attached to a Titling Company Specification Notice with respect to such Specified Interest, (ii) in an Addition Notice as having been added to such Specified Interest, or (iii) in a Reallocation Notice as having been reallocated to such Specified Interest.  However, a Leased Vehicle will no longer be a Specified Leased Vehicle with respect to any Specified Interest as of the date on which (i) such Leased Vehicle has been transferred from the Company pursuant to Section 4.3(e) or (ii) such Leased Vehicle has been reallocated to another Specified Interest pursuant to Section 4.3(f).

“Titling Company Account” has the meaning specified in Section 4.4.

“Titling Company Administrator” means Ford Credit, as Titling Company Administrator under this Agreement.

“Titling Company Assets” means the Leases, Leased Vehicles, all proceeds of the foregoing and all other assets held by the Company.

“Titling Company Interest” has the meaning specified in Section 4.3(c).

“Titling Company Note” means, with respect to any Titling Company Note Specified Interest, an obligation of the Titling Company, with respect to such Specified Interest, which may be secured by the related Specified Assets.

“Titling Company Note Indenture” means, with respect to any Titling Company Note, the indenture, deed of trust, pooling and servicing agreement, revolving credit agreement or similar agreement or document pursuant to which such Titling Company Notes are issued.

“Titling Company Note Specified Interest” has the meaning specified in Section 4.3(b).

“Titling Company Noteholder” means a registered holder of a Titling Company Note, under the terms of the related Titling Company Note Indenture.

“Titling Company Registrar” has the meaning specified in the Preamble.

“Titling Company Specification Notice” has the meaning specified in Section 4.3(b).

“Treasury Regulations” means the regulations promulgated by the U.S. Department of Treasury pursuant to the Code.

“Undertaking” means, with respect to any Series, an agreement, contract or other written obligation of the Holder of such Series, the payments under which are in any material part derived from or collateralized by Collections on the related Specified Assets.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

Section 1.2             Usage.  The following rules of construction and usage are applicable to this Agreement and to any certificate or other document made or delivered pursuant to this Agreement:

(a)        All terms used in any certificate or other document made or delivered pursuant to this Agreement are defined in this Agreement.

(b)        Accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, have the respective meanings given to them under U.S. generally accepted accounting principles as in effect on the date of this Agreement.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under U.S. generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document will control.

(c)        References in this Agreement to “Article,” “Section”, “Exhibit”, “Schedule” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule or other subdivision of or an attachment to this Agreement; and the term “including” means “including without limitation.”

(d)        The definitions contained in this Agreement are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)        Any agreement or statute defined or referred to in this Agreement means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and

(in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(f)         References to a Person are also to its permitted successors and assigns.

(g)        References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds.

(h)        Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

ARTICLE II

ORGANIZATION

Section 2.1             Formation, Name, Location of Office.

(a)        The Company has been formed pursuant to the Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.  The principal office of the Company will be c/o Ford Motor Company, World Headquarters, One American Road, Suite 1034, Dearborn, Michigan 48126 or such other place or places as the Board may designate.

(b)        Pursuant to Section 18-215(a) of the Act, the Company will issue one or more series of Titling Company Interests having the rights and preferences set forth in this Agreement.

(c)        Pursuant to Section 18-215(b) of the Act, there will be a limitation on liabilities of each such series of Titling Company Interests such that (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series will be enforceable against the assets of such series only, and not against the assets of the Company generally or the assets of any other series thereof and (ii) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof will be enforceable against the assets of such series.

(d)        The Member will execute or cause to be executed all other instruments, certificates, notices and documents, and will do or cause to be done all such filing, recording, publishing and other acts, in each case as may be necessary or appropriate to comply with all requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company desires to conduct any activities.

Section 2.2             Registered Office in Delaware.  The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.

Section 2.3             Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle.

Section 2.4             Purposes and Powers.  The nature of the activities or purpose to be conducted or promoted by the Company is to engage exclusively in the following activities, in each case in accordance with the terms of this Agreement:

(a)        holding title to Leases, Leased Vehicles and other Titling Company Assets for the benefit of the Holders of the related Certificates, all in accordance with terms of this Agreement and the Servicing Agreements;

(b)        at the direction of the Member or a Holder, issuing Certificates representing a separate series of Titling Company Interest in the Company and the related Titling Company Assets in accordance with the terms of this Agreement and the related Titling Company Specification Notice;

(c)        at the direction of the Holders of any Series relating to a Titling Company Note Specified Interest, issuing one or more Titling Company Notes with respect to such Specified Interest, entering into the related Titling Company Note Indenture and pledging any or all of the related Specified Assets to secure such Titling Company Notes;

(d)        performing its obligations under agreements, instruments or other documents to which it is to be a party;

(e)        assigning or otherwise transferring title to Leases, Leased Vehicles and Titling Company Assets to, or to the order of, the related Holders;

(f)         borrowing on a revolving basis or otherwise from Ford Credit or any Servicer to finance the purchase of Leases and related Leased Vehicles;

(g)        entering into agreements and transactions relating to, or in furtherance of, any Enhancement;

(h)        entering into and performing its obligations under the Intercreditor Agreement;

(i)         taking any other action in connection with the qualification, licensing or authorization of the Company to engage in activities in any jurisdiction;

(j)         engaging in such other activities as may be necessary, convenient or advisable in connection with holding title to such Leased Vehicles and other Titling Company Assets, the management of the Titling Company Assets and the making of distributions to the Holders of Certificates and the making of payments to any Titling Company Noteholders; and

(k)        engaging in any activity and exercising any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

Section 2.5       Banking Activities.  Without limiting the generality of Section 2.4, the Member or the Titling Company Administrator is authorized to act on behalf of the Company and in its name:

(a)        to establish bank accounts on behalf of the Company (each, a “Company Account”);

(b)        to sign checks, drafts, instruments, bills of exchange, acceptances and/or other orders for the payment of money from any Company Account;

(c)        to endorse checks, instruments, evidences of indebtedness, and orders payable, owned or held by the Company;

(d)        to accept drafts, acceptances, instruments and/or other evidences of indebtedness payable at or through the bank at which any Company Account is maintained (each, a “Bank”);

(e)        to waive presentment, demand, protest and notice of protest or dishonor of any check(s), instrument(s), draft(s), acceptance(s), or other evidences of indebtedness made, drawn or endorsed by the Company;

(f)         otherwise to deal with each Bank in connection with the foregoing activities on behalf of the Company;

(g)        to enter into one or more agreements with the Bank, which will be deemed to govern the Company Accounts established at such Bank;

(h)        to authorize the purchase, on behalf of the Company, of CDs, bonds, notes and other such savings instruments from each Bank;

(i)         to obtain, on behalf of the Company, other related services from any Bank, such as the rental of safe deposit boxes from such Bank, obtaining of night depository services, routine cash management services, and the like, which will be governed by night depository agreement(s), safe deposit box lease agreement, and any other such agreement(s) contained on the application or signature cards pertaining to any such services offered to the Company by such Bank, as amended from time to time;

(j)         to sign and execute signature cards, applications and forms as any Bank will deem appropriate, from time to time, in connection with the opening and maintaining of Company Accounts at such Bank and/or obtaining any of the aforementioned additional related services; and

(k)        to execute applications for the issuance of any savings instrument in the name of the Company.

Section 2.6             Representations and Warranties of Ford Credit as Titling Company Administrator.  Ford Credit, as Titling Company Administrator, represents and warrants to the Titling Company Registrar that:

(a)        Organization and Good Standing.  Ford Credit has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own or lease its properties and to conduct its activities as such properties are currently owned or leased and such activities are currently conducted.

(b)        Due Qualification.  Ford Credit is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its activities requires such qualifications, unless the failure to obtain such qualifications, licenses or approvals could not reasonably be expected to have a material adverse effect on the ability of Ford Credit to perform its obligations under this Agreement or the other Basic Documents to which it is a party.

(c)        Power and Authority; Authorization; Execution and Delivery; Binding Obligation.  Ford Credit has the power and authority to execute, deliver and perform its obligations under this Agreement and each other Basic Document to which it is a party.  Ford Credit has duly authorized the execution and delivery of this Agreement and each other Basic Document to which it is a party by all necessary corporate action.  This Agreement and each other Basic Document to which it is a party has been duly executed and delivered by Ford Credit.  This Agreement and each other Basic Document to which it is a party constitutes a legal, valid and binding obligation of Ford Credit, enforceable against Ford Credit in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(d)        No Violation.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement and of other Basic Documents to which Ford Credit is a party will not (i) conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under its certificate of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which Ford Credit is a party or by which Ford Credit is bound (in each case material to Ford Credit and its subsidiaries considered as a whole), (ii) result in the creation or imposition of any Lien (material to Ford Credit and its subsidiaries considered as a whole) upon any of its properties pursuant to any such agreement or instrument (other than as contemplated by this Agreement or the other Basic Documents to which it a party) or (iii) violate or contravene any law or, to the knowledge of Ford Credit, any order, rule or regulation applicable to Ford Credit of any court or any Governmental Authority having jurisdiction over Ford Credit or its properties, the failure to comply with which could reasonably be expected to have a material adverse effect upon the ability of Ford Credit to perform its obligations under this Agreement or any other Basic Document to which it is a party.

(e)        No Proceedings.  There are no proceedings pending, or, to the knowledge of Ford Credit, threatened, and to the knowledge of Ford Credit there are no investigations pending or threatened, against or affecting Ford Credit or its property, before any Governmental Authority:  (i) asserting the invalidity or unenforceability of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that could reasonably be expected to have a material adverse effect upon the ability of Ford Credit to perform its obligations under this Agreement or any other Basic Document to which the it is a party or (iv) seeking  adversely to affect the tax characterization specified in Section 2.7.

Section 2.7             Tax Reporting and Characterization.

(a)        The Member and the Holders of each Series agree that for U.S. federal, state and local income and franchise tax purposes it will (i) treat its interest in the related Specified Interest as a direct ownership interest in the related Specified Assets and (ii) not treat the Company, this Agreement or the arrangement among the Member and the Holders of any Series as creating a co-ownership of any assets or as creating a separate entity (such as a partnership).  Each party agrees that it will not take any action (including filing any tax return) that is inconsistent with this Section 2.7(a) unless required to do so by the relevant tax authority.

(b)        None of Holders, the Registered Pledgees, the Titling Company Noteholders or the parties to this Agreement will elect or permit an election to be made to treat the Company or any Specified Interest as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treas. Reg. § 301.7701-3.

Section 2.8             Execution of Documents.  The Member is authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents, agreements and other instruments, including any registration statement to be filed with the Securities and Exchange Commission or otherwise, on behalf of the Company.  The Member is authorized and empowered to prepare for filing in connection with such registration statement, balance sheets, income statements and any other financial statements for the Company.

Section 2.9             Conduct of Operations.

(a)        Notwithstanding any other provision of this Agreement and any provision of Applicable Law that otherwise so empowers the Company, the

Company may not, without unanimous consent of the Board (including two Independent Managers), do any of the following:

(i)         engage in any activity other than a Permitted Transaction;

(ii)        create, incur or assume any indebtedness, other than pursuant to any Titling Company Notes, any Enhancement or any transactions entered into in connection therewith, in each case in accordance with this Agreement;

(iii)       become or remain liable, directly or contingently, in connection with any indebtedness or other liability of the Member or any of its Affiliates or, except in connection with the Permitted Transactions, any other Person, whether by assumption, guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;

(iv)       make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions; provided, however, that the Company will not be prohibited under this clause (a)(iv) from causing a distribution of cash to its Member or to any Holder or from making payments with respect to any Titling Company Notes or any Enhancement;

(v)        enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Company) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Company is (i) organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Company’s obligations under this Agreement, all Titling Company Notes and all Titling Company Note Indentures and (iii) is governed under a charter document containing provisions substantially identical to Section 2.4 and Section 2.9; (B) the Rating Agencies and the trustees with respect to any Securities will have received at least 10 days’ prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with the Certificate of Formation; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Company will have occurred and be continuing under any material agreement to which the Company is a party, including any Titling Company Note Indenture, or any agreement or other document pursuant to which any Titling Company Note or Security has been issued;

(vi)       become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any Certificate, any Notice of Registered Pledge, any Titling Company Note, any Titling Company Note Indenture or any other any documents relating to a Permitted Transaction; and

(vii)      amend, modify, alter, change or repeal any provision of Section 2.4 or 2.8; except that the Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Formation or this Agreement in a manner now or hereafter prescribed by the Act, and all rights conferred upon the Member in this Agreement are granted subject to this reservation.

(b)        The Company will at all times:

(i)         maintain its existence as a limited liability company and remain in good standing under the laws of the State of Delaware;

(ii)        observe all limited liability company procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;

(iii)       ensure that (x) the activities and affairs of the Company are at all times managed by or under the direction of the Board, (y) the Board has duly authorized all actions requiring such authorization and (z) when required by Applicable Law or by this Agreement, the Company has obtained the proper authorization for action from its Member;

(iv)       maintain the Company’s books, financial statements, accounting records and other limited liability company documents and records separate from those of the Member, any Affiliate of the Member or any other Person;

(v)        not commingle the Titling Company Assets with those of the Member or any Affiliate of the Member (other than in connection with the Permitted Transactions or in connection with the performance by Ford Credit of its obligations as Servicer or as custodian with respect to any Specified Interest);

(vi)       not hold itself out as being liable for the debts of any other Person, except in connection with the Permitted Transactions;

(vii)      maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Holders, the Member or any of the Member’s Affiliates or any other Person; and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Holders, the Member and any of the Member’s

Affiliates or any other Person (other than in connection with the performance of any Servicer or custodian of its obligations with respect to any Specified Interest);

(viii)      act solely in its own name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including letters, invoices, contracts, statements and applications solely in the name of the Company;

(ix)       separately manage its liabilities from those of the Member or  any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, except that (A) the Member, the Titling Company Administrator, any Holder, any Servicer or any Affiliate of any of them may pay certain of the organizational costs of the Company, and the Company will reimburse the Member, the Titling Company Administrator, such Holder, such Servicer or such Affiliate, as the case may be, for its allocable portion of shared expenses paid by such Person, and (B) the Member, the Titling Company Administrator, any Holder, any Servicer or any Affiliate of any of them may pay fees and expenses and indemnify parties as provided in this Agreement, any Servicing Agreement or any other agreement entered into in connection with the issuance of Securities;

(x)        at all times maintain an arm’s length relationship with any Affiliates;

(xi)       take such actions as are necessary to ensure that no Independent Manager may at any time serve as a trustee in bankruptcy for the Company or any of its Affiliates;

(xii)      not issue, or permit the issuance of, any Security or enter into, or permit to be entered into, any Undertaking or any Enhancement, unless such Security, Undertaking or Enhancement contains the provisions described in Section 4.1(e), (f) and (g);

(xiii)      operate in such a manner that it would not be substantively consolidated for purpose of applicable bankruptcy laws with any other entity;

(xiv)     have a sufficient number of Managers, Authorized Officers and other authorized agents to manage its operations;

(xv)      not form any subsidiary; and

(xvi)     maintain adequate capital in light of its contemplated operations.

(c)        The Company will abide by all limited liability company formalities, including the maintenance of current minute books, and the Company will prepare financial statements in a manner that indicates the separate existence of the Company and its assets and liabilities.  To the extent permitted by law, until one year and one day after all Securities are paid in full, the Board will make decisions with respect to the activities and operations of the Company independent of, and not dictated by, the Member or any Affiliate thereof (without limiting the right of the Member to exercise its rights in such capacity under this Agreement and under the Act).

(d)        Notwithstanding any provision in this Agreement to the contrary, the Member in its own capacity (i) may pay fees and expenses of and indemnify trustees relating to the issuance of any Securities and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

(e)        The Company, by or through any Manager or any Authorized Officer, may enter into and perform all documents, agreements, certificates, or financing statements relating to the Permitted Transactions, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or Applicable Law.  The foregoing authorization is not a restriction on the powers of any Manager or any Authorized Officer of the Company to enter into other agreements on behalf of the Company.

Section 2.10           No State Law Partnership.  The Holders intend that the Company will not be a partnership (including a general partnership or a limited partnership) or joint venture, and that neither any Holder nor any Manager will be a partner of or joint venturer with any Holder or Manager with respect to the activities of the Company for any purposes, and this Agreement will not be construed to suggest otherwise.

Section 2.11           Titling of Leased Vehicles.  The Servicing Agreement with respect to each Specified Interest will provide that the related Servicer will cause the Certificate of Title for each Leased Vehicle assigned to the Titling Company for allocation to such Specified Interest to be issued in the name “CAB East LLC” or in such substantially similar words as the relevant Governmental Authority will accept, with the address of Ford Credit, its agent or the related Lessee, as the relevant Governmental Authority requires or allows, as the address of the recorded owner of the Leased Vehicle.

Section 2.12           Enforcement of Leases.  If in any enforcement suit or legal proceeding with respect to a Lease it is held that the Servicer with respect to the applicable Specified Interest may not enforce the Lease on the ground that it is not a real party in interest or a Holder entitled to enforce the Lease, the Company and the Holders of the related Series, at such Servicer’s expense and direction, will take steps to enforce the Lease, including bringing suit in its name or the name of the applicable Holders.

Section 2.13           Liability to Third Parties.  Except as otherwise expressly provided by the Act or in this Agreement (including Section 10.1), none of the

Member, the Titling Company Administrator, the Titling Company Registrar, any Holder, any Manager or any officer or Affiliate of any such Person (other than the Company), will be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, under a judgment, decree or order of a court, by reason of being the Member, the Titling Company Administrator, the Titling Company Registrar, a Holder, a Manager or an officer or Affiliate of any such Person.

Section 2.14           No Personal Liability of any Holder, Manager, Officer, etc.

(a)        The Member and the Holders will have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

(b)        None of the Member, the Titling Company Administrator, the Titling Company Registrar, any Holder, any officer, director, employee, trustee or manager of any of the foregoing, or any Manager or, except as provided in Section 3.18(j), officer of the Company, will be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the affairs of the Company; and, subject to the provisions of Article X and any provision for indemnification set forth in the related Servicing Agreements, all such Persons will look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company.  However, such protection from personal liability will apply to the fullest extent permitted by Applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

Section 2.15           Limited Liability and Bankruptcy Remoteness.  Without limiting the generality of Section 2.9, the Company will be operated in such a manner as the Board and the officers of the Company, as applicable, deem reasonable and necessary or appropriate to preserve (a) the limited liability of the Holders and the Member and their respective Affiliates, (b) the separateness of the Company from the respective businesses of the Holders and the Member and their respective Affiliates and (c) until the expiration of the period of one year and one day after the payment in full of all distributions to all Holders, Registered Pledgees and Titling Company Noteholders, the bankruptcy-remote status of the Company.

Section 2.16           Term.  Unless terminated in accordance with this Agreement and the Act, the Company will have a perpetual existence.

ARTICLE III

MANAGEMENT OF THE COMPANY;
THE BOARD OF MANAGERS; OFFICERS

Section 3.1             General Management of the Company.  The activities, properties and affairs of the Company will be managed by the Board of Managers (the “Board”).  Without limiting the generality of the foregoing, the Board will have the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company, subject to and in accordance with this Agreement.

Section 3.2             Appointment and Term.  The Member will be entitled to appoint persons to serve as the members (each, a “Manager”) of the Board.  Managers will serve until their respective successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal.  Each Manager will constitute a “manager” within the meaning of Section 18-101 of the Act.  Each Manager will be vested solely with the authority set forth in this Agreement.

Section 3.3             Number; Independent Managers.

(a)        The number of Managers comprising the Board will not be less than three nor more than five.  The exact number of Managers will be determined by the Member, subject to Section 3.3(b). The initial Board will consist of five Managers, 2 of whom will be Independent Managers, and who will be:

Andrew L. Stidd, as an Independent Manager

Bernard J. Angelo, as an Independent Manager

Susan J. Thomas

David M. Brandi

Timothy J. Kuehn

(b)        The Board will include at least 2 Independent Managers, and no action requiring the unanimous affirmative vote of the Managers may be taken unless at least 2 Independent Managers approve such action.  Except as provided in Section 3.3(c), any action permitted or required to be taken by the Board may be taken by a simple majority the Board.  When voting on matters subject to the vote of the Board, including those matters specified in Section 3.3(c), notwithstanding that the Company is not then insolvent, each Manager, including each Independent Manager, will, to the fullest extent permitted by law, owe its primary fiduciary duty to the Company and will take into account the interests of the Registered Pledgees and the Titling Company Noteholders as well as the interests of the Company, the interests of the Member and the interests of the Holders.

For purposes of this Section 3.3(b) the following terms have the meanings set forth below:

(i)         An “Independent Manager” means an individual who:  (A) is not and has not been employed by Ford Credit or any of its Affiliates as a director, officer or employee within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (B) is not and has not been an Affiliate of a significant customer or significant supplier of Ford Credit or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (C) is not and has not been an Affiliate of a company of which Ford Credit or any of its Affiliates is a significant customer or significant supplier within the five years immediately prior to such individual’s appointment as an Independent Manager (other than his or her capacity as independent manager or similar capacity); (D) does not have and has not had significant personal services contract(s) with Ford Credit or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than his or her capacity as independent manager or similar capacity); (E) is not affiliated with a tax-exempt entity that receives significant contributions from Ford Credit or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (F) is not the beneficial owner at the time of such individual’s appointment as an Independent Manager, or at any time thereafter while serving as an Independent Manager, of such number of shares of any class of common stock of Ford Credit or any Affiliate the value of which constitutes more than 3% of such individual’s net worth; (G) is not a spouse, parent, sibling or child of any person described in subclauses (A) through (F); and (H) is not and was not a major creditor of Ford Credit or any of its Affiliates within the five years prior to such appointment as an Independent Manager.

(ii)        A “significant customer of Ford Credit or any of its Affiliates” means a customer from which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit received payments in consideration for the products and services of Ford Credit and its Affiliates which are in excess of 1% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

(iii)       A “significant supplier of Ford Credit or any of its Affiliates” means a supplier to which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit made payments in consideration for the supplier’s products and services in excess of 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

(iv)       Ford Credit or any of its Affiliates will be deemed a “significant customer” of a company if Ford Credit and any of its Affiliates collectively were the direct source during such company’s last fiscal year in excess of 3% of the gross revenues which such company received from the sale of its products and services during such fiscal year.

(v)        Ford Credit or any of its Affiliates will be deemed a “significant supplier” of a company if Ford Credit and any of its Affiliates collectively received in such company’s fiscal year payments from such company in excess of 3% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

(vi)       A Person will be deemed to have “significant personal services contract(s) with Ford Credit or any of its Affiliates” if the fees and other compensation received by the person pursuant to personal services contract(s) with Ford Credit and any of its Affiliates exceeded or would exceed 3% of his or her gross revenues during the last calendar year.

(vii)      A tax-exempt entity will be deemed to receive “significant contributions from Ford Credit or any of its Affiliates” if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from Ford Credit or its Affiliates in excess of the lesser of (i) 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year and (ii) 1% of the contributions received by the tax-exempt entity during such fiscal year.

(viii)      A Person will be deemed to be a “major creditor of Ford Credit or any of its Affiliates” if it is a financial institution which Ford Credit or such Affiliate owes outstanding indebtedness for borrowed money in a sum exceeding more than 5% of Ford Credit’s total consolidated assets.

(c)        Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Holders, the Board or any Person on behalf of the Company, none of the Company, the Member, the Holders, the Board or any other Person on behalf of the Company will, without the unanimous consent of the Board (including each Independent Manager), do any of the following:

(i)         amend Section 2.4 to permit the Company to engage in any activity other than those set forth in Section 2.4 prior to any such amendment;

(ii)        engage in any activity other than those set forth in Section 2.4;

(iii)       amend this Section 3.3(c) or any of Section 2.9, Section 2.13, Section 2.14, Section 2.15, Section 2.16, Section 3.3(b), Section 4.1, Article VIII, Article IX, Section 11.7, Section 11.8, Section 11.1(a) or the definition of any terms used in such Sections;

(iv)       create, incur or assume any indebtedness, other than pursuant to any Titling Company Notes, any Enhancement or any transactions entered into in connection therewith, in each case in accordance with this Agreement, or become or remain liable, directly or contingently, in connection with any indebtedness or other liability of the Member or any of its Affiliates or, except in connection with the Permitted Transactions, any other Person, whether by assumption, guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise;

(v)        to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person;

(vi)       engage in or take any action that would constitute an Insolvency Event with respect to the Company; or

(vii)      amend this Agreement or take action, in each case in furtherance of any action described in clauses (i) through (vi) above.

Section 3.4             Power to Bind Company.  Notwithstanding the last sentence of Section 18-402 of the Act, only the Authorized Officers of the Company, the Titling Company Administrator and the Titling Company Registrar (acting in their respective capacities as such) will have the authority to bind the Company to any third party with respect to any matter.

Section 3.5             Restrictions on the Power of the Managers.  None of the Managers will have the authority to:

(a)        cause the Company to do any acts in violation of or in breach of any agreement entered into by the Company;

(b)        take any action in contravention of the Act, the Certificate of Formation or this Agreement;

(c)        to the fullest extent permitted by Applicable Law, take any action that would make it impossible to carry on the ordinary activities of the Company;

(d)        knowingly perform any act that would subject the Member or any Holder to loss of limited liability in any jurisdiction; or

(e)        except as permitted under Section 9.1, take any action to amend or modify the Certificate of Formation or this Agreement.

Section 3.6             Duties and Obligations of the Managers.

(a)        Except with respect to an action taken in accordance with Section 3.3(c)(v), as long as any Securities are outstanding, the Board will take all action that may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member, the Holders, any Registered Pledgees or any Titling Company Noteholders or to enable the Company to engage in the activities in which it is engaged).

(b)        Each Manager will devote to the Company’s activities such time as he or she deems necessary to conduct the Company’s activities in an appropriate manner.

(c)        The Board will use its best efforts, in the conduct of the Company’s activities and business, to put all Persons with whom the Company deals on notice that the Member, the Holders, the Titling Company Noteholders and the Registered Pledgees are not liable for the Company’s obligations and all agreements to which the Company is a party will include a statement to the effect that the Company is a limited liability company formed under the Act.  However, the failure to include such a statement in an agreement to which the Company is a party will not affect the Company’s power and authority or authorization to enter into such agreement.

(d)        The Board will prepare or cause to be prepared and will file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company. The Board will cause the Company to pay any taxes payable by the Company.  However, the Managers will not be required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount of such tax and such contest does not materially endanger any right or interest of the Company.

(e)        The Board will, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

(f)         The Board will use its best efforts to cause the Company to be qualified to engage in investment activities in connection with Permitted Transactions, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the Company then makes investments or transacts business, if such qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the Company lawfully to own or make investments or transact business.

Section 3.7             Resignation.  Any Manager may resign at any time upon notice of resignation to the Member.  If there are fewer than 2 Independent

Managers after such resignation, the Member will promptly appoint another Independent Manager.  Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

Section 3.8             Removal of Managers.  The Member may remove any Manager, either for or without cause.  If there are fewer than 2 Independent Managers after such removal, the Member will promptly appoint another Independent Manager.

Section 3.9             Filling of Vacancies.  In the case of any increase in the number of Managers, or of any vacancy in the Board, the Member will appoint the additional Manager or Managers.

Section 3.10           Managers’ Compensation.  Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board may reasonably determine.

Section 3.11           Liability of Managers.  To the fullest extent permitted by Applicable Law, no Person will be personally liable to the Member or any Holder for any breach of its duties as a Manager, except for acts or omissions which involve intentional misconduct, gross negligence or a knowing violation of the law.

Section 3.12           Place of Meetings of Managers.  Any meetings of the Board may be held either within Michigan or within any other state in which the Company holds title to Leased Vehicles as will be determined by the Managers.

Section 3.13           Meetings of Managers.  Meetings of the Board may be held when called by any Managers or Manager.  The Manager or Managers calling any meeting will cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least 2 Business Days before such meeting.  The activities to be engaged in at, or the purpose of, any meeting of the Managers will be specified in the notice or waiver of notice of any such meeting.  If fewer than all of the Managers are present in person, by telephone or by proxy, the activities at any such meeting will be confined to the activities specifically stated in the notice or waiver of notice of such meeting.

Section 3.14           Quorum; Majority Vote.  At all meetings of the Board, the presence in person, by telephone or by proxy of a majority of the Managers will be necessary and sufficient to constitute a quorum for the taking of any actions unless a greater number is required by this Agreement or by Applicable Law.  The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy will be the act of the Board, except as otherwise provided by this Agreement or by Applicable Law.  If a quorum is not present in person, by telephone or by proxy at any meeting of the Board, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present in person, by telephone or by proxy.

Section 3.15           Methods of Voting; Proxies.  A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager.  However, the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

Section 3.16           Actions Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted.  Copies of any such consents will be filed with the permanent records of the Company.

Section 3.17           Telephone and Similar Meetings.  The Board, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation in any such meeting will constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

Section 3.18           Authorized Officers.

(a)        Appointment.  The Board, by a simple majority, may appoint authorized officers (“Authorized Officers”) of the Company, who will have the title and authority and perform the duties as the Board may, delegate to them.  Each Authorized Officer will hold office for the term that such Authorized Officer is appointed and until his or her successor is duly appointed and qualified or until his or her death, resignation or removal as provided in this Agreement.  No Authorized Officer need be a Manager, the Member, a Delaware resident, or a United States citizen.  The Persons identified on Schedule A are designated the initial Authorized Officers of the Company, each such Person having the office indicated opposite such Person’s name.

(b)        Compensation.  The Board will fix the compensation of the Authorized Officers.

(c)        Power to Act for the Company.  The Authorized Officers of the Company may execute instruments, contracts, agreements and other documents to which the Company is a party and any document to be delivered in connection with, or pursuant to, this Agreement (other than actions required to be taken by the Titling Company Administrator, the Titling Company Registrar or the Member pursuant to this Agreement).

(d)        Term; Termination.  All Authorized Officers will hold office at the pleasure of the Board.  If any vacancy occurs in any office, the Board may appoint a successor to fill such vacancy.

(e)        Removal.  The Board may remove any Authorized Officer at any time, either for or without cause.

(f)         Resignation.  Any Authorized Officer may resign at any time upon notice of resignation to the Board.  Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

(g)        Multiple Offices.  Any Authorized Officer may hold 2 or more offices the duties of which can be consistently performed by the same Person.

(h)        Duties and Authority.  In addition to the foregoing specifically enumerated duties and authority, the Authorized Officers will perform such other duties and may exercise such further authority as the Board may determine or may be assigned to them by any superior Authorized Officer.

(i)         Notice to Titling Company Administrator and Titling Company Registrar.  An Authorized Officer will provide prompt notice to the Titling Company Administrator and the Titling Company Registrar if any additional individual is appointed an Authorized Officer or if any individual will no longer be an Authorized Officer because of such officer’s resignation, removal or otherwise.  Each of the Titling Company Administrator and the Titling Company Registrar will be entitled to rely upon, and will be protected in relying upon, any notice delivered pursuant to this Section 3.18(i).

(j)         Liability of Authorized Officers.  To the fullest extent permitted by Applicable Law, no Authorized Officer will be personally liable to the Company, the Member, any Holder, any Registered Pledgee or any Titling Company Noteholder for any breach of its duties as an Authorized Officer, except for acts or omissions that involve intentional misconduct, gross negligence or a knowing violation of the law.

Section 3.19           Duties of Managers and Officers.  Except to the extent otherwise provided in this Agreement, each Manager and Authorized Officer of the Company will have a fiduciary duty of loyalty and care similar to that of directors and officers of for profit business organizations organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

SPECIFIED INTERESTS

Section 4.1             Designation of the Specified Interests.

(a)        The Member or the Holder of a Series (with the consent of the Member, any Registered Pledgee of a Certificate of such Series and any Titling Company Noteholders with respect to such Series) may direct the Titling Company Administrator to designate a separate series of Titling Company Interests of the Company, which will be a separate series of limited liability company interest within the Company within the meaning of Section 18-215 of the Act (each, a “Specified Interest” and the Titling Company Assets allocated thereto, “Specified Assets”).  In connection with the designation of a Specified Interest by the Holders of any Series pursuant to this Section 4.1(a), the Company will issue to, or to the order of, such Holders one or more certificates, that at any time will collectively represent the entire Titling Company Interest in the assets allocated to such newly-created Specified Interest at such time (each such certificate, a “Certificate” and all of the Certificates issued in connection with a Specified Interest, a “Series”).

(b)        The designation of each Specified Interest and the Holders of the related Certificates will be set forth in the Titling Company Specification Notice delivered to the Titling Company Administrator by the Holders of the related Certificates pursuant to Section 4.3(b).  The terms of the Titling Company Interest in the Specified Assets allocated to such Specified Interest will be as set forth in such Titling Company Specification Notice and in the related Servicing Agreement, if any.

(c)        All Leases, Leased Vehicles and proceeds of the foregoing will be allocated to Specified Interests, and no Titling Company Asset may at any time be allocated to more than one Specified Interest (without limiting the right of more than one Specified Interest to be a beneficiary of, or named as the loss payee or additional insured with respect to, any insurance policy).

(d)        In accordance with Section 18-215 of the Act, the Titling Company Administrator, acting on behalf of the Company and the Holders of the Certificates, will maintain separate and distinct records for the Specified Assets allocated to each Specified Interest.  The Specified Assets allocated to each Specified Interest will be accounted for separately from the Specified Assets allocated to each other Specified Interest.  Except to the extent required by Applicable Law or specified in this Agreement, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to the Specified Assets allocated to any Specified Interest will be enforceable against such Specified Assets only, and not against the Company generally or the Specified Assets allocated to any other Specified Interest and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or the Specified Assets of any other Specified Interest will be enforceable against the Specified Assets allocated to such Specified Interest.

(e)        Each Security, each Undertaking and each document entered into in connection with any Enhancement will include a recitation limiting the obligation represented by such Security, Undertaking or Enhancement to the Series in connection with which the Security, Undertaking or Enhancement was issued or entered into.  Each Security, each Undertaking and each document entered into in connection with any Enhancement will also include an acknowledgment and agreement by the holder thereof or the parties thereto, as the case may be, to the effect that if an Insolvency Event occurs with respect to the Company, any claim that such holder or party may seek to enforce at any time against the Company or the Specified Assets of any Series other than the Series in connection with which such Security, Undertaking or Enhancement was issued or entered into will be subordinate to the payment in full, including post-petition interest, of the claims of the holders of, or parties to, any Securities, Undertaking, or Enhancement related to such other Series.  In addition, each Certificate will include a recitation of the foregoing limitation with respect to any related Security, Undertaking or Enhancement.

(f)         Each Security, each Undertaking and each document entered into in connection with any Enhancement will include a recitation that each holder of or party to such Security, Undertaking or Enhancement irrevocably makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such holder or party, as the case may be, may have at any time against the Company or against any Series other than the Series in connection with which such Security, Undertaking or Enhancement was issued or entered into.

(g)        Each Security, each Undertaking and each document entered into in connection with any Enhancement will include a recitation that each holder of or party to such Security, Undertaking or Enhancement will not file or join in filing any bankruptcy petition against the Company prior to the end of the period that is one year and one day after payment in full of all distributions to all Holders, Registered Pledgees and Titling Company Noteholders and agree they will not cooperate with or encourage others to file a bankruptcy petition against the Company during the same period.

Section 4.2             Capital Contributions.  The Holders of any Series may make capital contributions to the Company.  Any such capital contributions will be allocated to the related Specified Interest.  If the Holders of Certificates relating to any Series make capital contributions to the Company, except as otherwise specified in the related Certificates, Titling Company Specification Notice or Servicing Agreement, each such Holder will make capital contributions in an amount such that after giving effect to the capital contributions of all Holders of such Series, the ratio of each Holder’s investment in the related Specified Interest remains unchanged.

Section 4.3             Allocation of Specified Assets; Servicing Agreements.

(a)        Holders Responsible for Servicing Specified Assets.  The Holders of each Series, by accepting their respective Certificates, will be deemed to have acknowledged and agreed that the Holders of such Series will administer, manage and control the Specified Assets allocated to the related Specified Interest.  The Holders of each Series may engage one or more third party servicers to administer, manage and control the Specified Assets allocated to the related Specified Interest (with respect to any Series, a “Servicer”).  The terms and conditions under which any Servicer will perform such functions will be set forth in an agreement appointing such Servicer (a “Servicing Agreement”).  The Company or the Titling Company Registrar, on behalf of the Company, will be a party to or execute an acknowledgment and acceptance of each Servicing Agreement and of the appointment of the Servicer.  The Holders of any Series may assign to the related Servicer any or all of the rights of the Holders under this Agreement and the related Certificates, including the rights granted to such Holders under Section 4.3(c), to be exercised in connection with the Servicer’s performance of its duties under the related Servicing Agreement, and the Company consents to such assignment.  Each Servicing Agreement will set forth the duties and responsibilities of the related Servicer, including:

(i)         the standards the Servicer will be required to use to service and administer the related Specified Assets and maintain the accounts, records and computer systems pertaining to the related Specified Assets;

(ii)        the type, required coverages and principal terms of the insurance policies that the Servicer will maintain with respect to the related Specified Assets; and

(iii)       the appointment of a custodian of the Lease Files with respect to the related Specified Assets.

(b)        Designation of Specified Interests.  At least 1 business day prior to the Series Issue Date with respect to any Specified Interest, the Holders of the applicable Series (with prior notice to the Member, any Registered Pledgee of any Certificate of such Series and the holders of any Titling Company Notes issued with respect to the related Specified Interest) will deliver to the Titling Company Administrator a notice executed by the Member or such Holders (each, a “Titling Company Specification Notice”), setting forth the terms of the related Series, including:

(i)         the date that the related Series will be issued (the “Series Issue Date”);

(ii)        that (A) additional Leases and Leased Vehicles may be allocated to the Specified Interest (any such Specified Interest, a “Revolving Specified Interest”) or (B) no additional Leases and Leased Vehicles may be allocated to the Specified Interest (any such Specified Interest, a “Fixed Specified Interest”);

(iii)       that the Certificates of the related Series will collectively represent the entire Titling Company Interest in the related Specified Assets and (1) will be issued in more than one class (each, a “Class”) having different rights with respect to the related Specified Assets and specifying the terms of each such Class or (2) will be issued only in a single Class;

(iv)       the Persons to whom the Certificates of such Series initially will be issued;

(v)        the first date as of which Collections on the related Specified Assets will be allocated to such Specified Interest (the “Series Cutoff Date”);

(vi)       a schedule listing the Leases and Leased Vehicles to be initially allocated to such Specified Interest (a “Schedule of Leases and Leased Vehicles”); and

(vii)      that (A) Titling Company Notes may be issued by the Company with respect to such Specified Interest (if so specified, such Specified Interest a “Titling Company Note Specified Interest”) or (B) Titling Company Notes may not be issued by the Company with respect to such Specified Interest.

On the Series Issue Date, the Company will issue the related Certificates to the Persons named in the Titling Company Specification Notice.  The Company will provide notice of each such issuance to the Titling Company Registrar, and the Titling Company Registrar will record such issuance in the Certificate Register.  Each Titling Company Specification Notice will be substantially in the form of Exhibit A.

(c)        Rights of Holders With Respect to Specified Interests.  The Holders of each Series, with respect to the related Specified Interest (collectively, the “Titling Company Interest”), subject to the rights of (A) any related Registered Pledgee and (B) any related Titling Company Noteholders and to the terms of the related Servicing Agreement and any other document to which the related Specified Assets are subject, will have the exclusive right to administer, manage, and control the related Specified Assets, including the right to, at any time and, for any reason or for no reason to:

(i)         direct the Company to assign or otherwise transfer any related Specified Leases, Specified Leased Vehicles or other Specified Assets to, or to the order of, such Holders;

(ii)        receive or direct the application of all Collections on the related Specified Assets, which Collections will be assets of such Holders;

(iii)       designate, remove and direct the actions of the related Servicer and specify the terms of the related Servicing Agreement in accordance with Section 4.3(a);

(iv)       direct the Company to accept assignment of title to Leases and Leased Vehicles (or instruct the related Servicer, as their agent, to so direct the Company) for allocation to such Specified Interest (if designated as a Revolving Specified Interest) in accordance with Section 4.3(d);

(v)        direct the Company to reallocate any related Specified Leases, Specified Leased Vehicles or other Specified Assets to a different Specified Interest in accordance with Section 4.3(f);

(vi)       in the case of a Titling Company Note Specified Interest, direct the Company to issue Titling Company Notes with respect to the related Specified Interest and pledge any or all of the related Specified Assets to secure such Titling Company Notes, subject to and in accordance with the terms of this Agreement and the related Titling Company Specification Notice; and

(vii)      provide directions to the Titling Company Administrator, the Company, the Board, the Titling Company Registrar or the related Servicer with respect to the related Specified Interest pursuant to Section 7.4(a).

(d)        Subsequent Addition of Specified Assets to Revolving Specified Interests.  The Holders of the Series relating to any Revolving Specified Interest will, or will cause the related Servicer to, identify to the Titling Company Administrator in accordance with Section 4.3(h) any Leases, Leased Vehicles or other assets that have been acquired or are to be acquired by the Company for allocation to such Revolving Specified Interest, and provide to the Titling Company Administrator the following information with respect to any such assets:

(i)         the Revolving Specified Interest to which Leases, Leased Vehicles or other assets have been or are to be allocated;

(ii)        the Addition Date; and

(iii)       the date as of which Collections on such assets will be allocated to such Revolving Specified Interest.

Effective as of the Addition Date set forth in any Addition Notice, the Leases, Leased Vehicles or other assets identified therein will be Specified Assets allocated to the Specified Interest set forth in the Addition Notice.

(e)        Assignment and Transfer of Specified Assets from the Company.  The Holders of the Series relating to any Specified Interest will, or will cause the related Servicer to, identify to the Titling Company Administrator in accordance with Section 4.3(h) any related Specified Assets that have been or are to be assigned or otherwise transferred from the Company, and provide to the Titling Company Administrator the following information with respect to such Specified Assets:

(i)         the Specified Interest from which the Specified Assets have been or are to be assigned or otherwise transferred;

(ii)        the Assignment Date; and

(iii)       the date as of which Collections on such Specified Assets will cease to be allocated to such Specified Interest.

Effective as of the Assignment Date set forth in any Assignment Notice, the Specified Assets identified therein will cease to be Titling Company Assets.  The effectiveness of an Assignment Notice that is delivered with respect to any Specified Interest will be subject to the rights of any Titling Company Noteholders or Registered Pledgees with respect to such Specified Interest.

(f)         Reallocation of Specified Assets from one Specified Interest to Another.  The Holders of the Series relating to any Specified Interest will, or will cause the related Servicer to, identify to the Titling Company Administrator in accordance with Section 4.3(h) any related Specified Assets that have been or are to be reallocated to another existing Specified Interest, and provide to the Titling Company Administrator the following information with respect to such Specified Assets:

(i)         the Specified Interest from which the Specified Assets have been or are to be reallocated;

(ii)        the Specified Interest to which the Specified Assets have been or are to be reallocated;

(iii)       the Reallocation Date; and

(iv)       the date as of which Collections on such Specified Assets will be allocated to the Specified Interest to which such Specified Assets have been or are to be reallocated.

Effective as of the Reallocation Date set forth in any Reallocation Notice, the Leases, Leased Vehicles or other assets identified therein will be reallocated to the Specified Interest set forth in the Reallocation Notice.  The effectiveness of a Reallocation Notice that is delivered with respect to any Specified Interest will be subject to the rights of any Titling Company Noteholders or Registered Pledgees with respect to such Specified Interest.

(g)        Identification of Assets.  In identifying Leases, Leased Vehicles and other assets to be allocated, acquired, assigned, transferred or reallocated pursuant to Section 4.3(b), (d), (e) or (f), Holders will identify:

(i)         Leases by account number;

(ii)        Leased Vehicles by vehicle identification number and

(iii)       any other Titling Company Assets by such description in such form that will permit the Titling Company Registrar to identify such Titling Company Assets separately from any other Titling Company Assets.

(h)        Reporting to Titling Company Administrator.  The Holders (or the related Servicer on their behalf) will report to the Titling Company Administrator with respect to assets acquired, assigned, transferred, or reallocated pursuant to Section 4.3(d), (e) and (f) at such times, in such manner and in such form as may be agreed to from time to time by such Holders (or the related Servicer on their behalf) and the Titling Company Administrator, which may include any electronic means.  However, such reporting will occur at least monthly with respect to any assets acquired, assigned, transferred, or reallocated during the preceding Collection Period.

(i)         Certain Rights and Duties of the Titling Company Administrator With Respect to Specified Interests and Specified Assets.  In accordance with procedures set forth in the related Servicing Agreement, each Servicer (or, if no Servicer has been appointed with respect to a Specified Interest, the Holders of the related Series) will provide information with respect to the related Specified Assets to the Titling Company Administrator in detail sufficient to permit the Titling Company Administrator to maintain on an ongoing basis adequate records with respect to the investments of the Holders in the Company and to provide the Holders with any information required pursuant to this Agreement.  The Titling Company Administrator has no responsibility for determining, monitoring or verifying the value or quality of any assets contributed to or held by the Company.  The Titling Company Administrator, upon receipt of all certificates, statements, opinions, reports, documents, orders, other instruments or property furnished to the Titling Company Administrator that are required to be furnished pursuant to this Agreement, will examine them to determine whether they are on their face in the form required by this Agreement.  If any such item is found on its face not to conform to the requirements of this Agreement in a material manner, the Titling Company Administrator will take such action as it deems appropriate to have the item corrected by the related Servicer, and if the item is not corrected to the Titling Company Administrator’s reasonable satisfaction by the related Servicer, the Titling Company Administrator will provide notice thereof to the Board and to the applicable Holders.  The Titling Company Administrator will make all books and records maintained by the Titling Company Administrator with respect to the Company and the Titling Company Assets available to the Titling Company Registrar for inspection, but only upon reasonable notice and during the normal business hours of the respective offices of the Titling Company Administrator.

Section 4.4             Titling Company Accounts.

(a)        The Titling Company Administrator, for the benefit of the Company and the Holder of the Initial Specified Interest, may establish and maintain in the name of the Titling Company Administrator, a separate deposit account to be designated as the CAB East LLC Account (the “CAB East Account”), bearing an additional designation clearly indicating that the funds deposited therein are held by the Titling Company Administrator for the benefit of the Company and the Holder of the Initial Specified Interest.  The Holder of the Initial Specified Interest will possess all right, title and interest in and to all funds on deposit from time to time in the CAB East LLC Account and in all proceeds thereof.  Except as otherwise provided herein, the CAB East LLC Account will be under the sole dominion and control of the Holder of the Initial Specified Interest.  Any funds remaining in the CAB East LLC Account at the end of any Business Day will be invested by the Titling Company Administrator at the direction of the Holder of the Initial Specified Interest.

(b)        If so specified in the Servicing Agreement with respect to any Specified Interest, the Titling Company Administrator will in the manner so specified, establish and maintain in the name of the Company one or more separate deposit accounts or securities accounts for the benefit of the Holders of the related Series (any such account, a “Titling Company Account”).  Any such account will be under the sole dominion and control of the related Holders, subject to the rights of any related Registered Pledgees or any related Titling Company Noteholders, except to the extent otherwise specified in such Servicing Agreement.

Section 4.5             Titling Company Notes.  The Company may issue Titling Company Notes with respect to (and only with respect to) any Titling Company Note Specified Interest.  If so specified in the Titling Company Note Indenture with respect to any Titling Company Notes or in the Titling Company Specification Notice with respect to the related Specified Interest, the related Titling Company Noteholders may designate an indenture trustee or other third party to exercise the rights of such Titling Company Noteholders under this Agreement.  If no such third party is designated, unless otherwise specified in the related Titling Company Specification Notice, the rights of the Titling Company Noteholders may be exercised only with the consent of 100% of such holders.

ARTICLE V

THE CERTIFICATES

Section 5.1             Authentication and Delivery; Form.

(a)        Each Certificate will be substantially in the form set forth in Exhibit B, subject to modifications as required by this Agreement or the related Titling Company Specification Notice.  Each Certificate will be executed by manual or facsimile signature by an Authorized Officer of the Titling Company Registrar.  Each Certificate bearing the manual or facsimile signatures of individuals who were authorized to sign on behalf of the Titling Company Registrar at the time when such signatures were affixed will be valid and binding representations of interests in the Company notwithstanding that any or all of such individuals will have ceased to be so authorized prior to or did not hold such offices at the date of authentication and delivery of such Certificate or thereafter.

(b)        Certificates may be typewritten or produced by any other method, all as determined by the Titling Company Registrar, as evidenced by the Titling Company Registrar’s execution of such Certificates.

(c)        In the case of Certificates issued in connection with the issuance of Securities, Certificates will be issued only upon delivery of an Opinion of Counsel addressed to the Titling Company Administrator, the Titling Company Registrar and the Company that (i) such issuance and the transactions entered into in connection therewith (including transfers of such Certificates permitted by the documents executed in connection with such transactions) will not cause the Company to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes and (ii) the issuance of such Certificates will not have a material adverse effect on the U.S. federal income tax characterization of the Securities, if any, issued in connection with any previously issued Certificates.

(d)        Notwithstanding any other part of this Agreement, no Person may acquire any Certificate or be admitted as a Holder unless:

(i)         such Person is not acquiring its interest in the Company through an “established securities market” within the meaning of section 7704(b) of the Code;

(ii)        after giving effect to such acquisition, there are no more than 95 beneficial owners of the Company for purposes of Section 301.7704-1(h) of the Treasury Regulations; and

(iii)       such Person either (A) is not (or, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a), its owner is not), for U.S. federal income tax purposes, a partnership, grantor trust, or S Corporation (as defined in the Code) (any such entity, a “Pass-Through Entity”) or (B) is a Pass-Through Entity, but (x) after giving effect to such transaction less than 50 percent of the value of each beneficial ownership interest in such Pass-Through Entity is attributable to such entity’s interest in the Company or (y) adequate provisions are in place that restrict any transfer of beneficial interests in such Pass-Through Entity or the actions of such Pass-Through Entity in such a manner to prevent any increase in the number of beneficial owners of the Pass-Through Entity for purposes of Section 1.7704-1(h) of the Treasury Regulations without the consent of the Company (as confirmed by an Opinion of Counsel).

Section 5.2             Mutilated, Destroyed, Lost or Stolen Certificates.  If (i) any mutilated Certificate is surrendered to the Titling Company Registrar, or the Titling Company Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Titling Company Registrar such security or indemnity as may be required by it to indemnify and hold it harmless, then the Titling Company Registrar will execute on behalf of the Company and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of the same Class and proportionate interest in the Company, the related Specified Interest and the Specified Assets allocated thereto.  Such substitute Certificate will constitute for all purposes a substitute for the original Certificate and the original Certificate will be deemed canceled and the books and records of the Titling Company

Registrar will indicate such cancellation.  Any replacement Certificate will be delivered to the Holder of the applicable Series.  However, if there is a Registered Pledgee of such Certificate, then a replacement Certificate will be delivered to the Registered Pledgee if the Notice of Registered Pledge so provides.

Section 5.3             Persons Deemed Holders.  Prior to due presentation of a Certificate for registration of transfer, the Titling Company Registrar will regard the Person in whose name such Certificate is registered as the Holder for all purposes.  The Holder of any Certificate may covenant or enter into agreements with other Persons with respect to the exercise of any or all of its rights as Holder of such Certificate and, subject to Section 5.4(e), upon receipt of notification of such arrangements by the Titling Company Registrar (with a copy to the Titling Company Administrator), such Persons will be treated as Holders in accordance with and to the extent provided in such agreement.

Section 5.4             Registration of Transfer and Exchange of Certificates.

(a)        The Titling Company Registrar will keep or cause to be kept, at the office or agency maintained pursuant to Section 5.5, a Certificate Register that, subject to such reasonable regulations as it may prescribe, the Titling Company Registrar will provide for the registration of Certificates and of transfers and exchanges of Certificates.  The Titling Company Registrar will not register any transfer, sale, assignment, hypothecation, pledge or other conveyance of any Certificate unless the request for such transfer, sale, assignment, hypothecation, pledge or other conveyance is accompanied by either (i) in the case of a conveyance that constitutes a Registered Pledge, a Notice of Registered Pledge and the other documentation required under Sections 5.4(e) and 5.7 or (ii) in the case of any other conveyance of a Certificate subject to a Registered Pledge, evidence that the related Registered Pledgees have consented to such conveyance.

(b)        Upon surrender for registration of transfer of any Certificate to the Titling Company Registrar at its Corporate Trust Office, an Authorized Officer of the Titling Company Registrar will execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in a like aggregate amount dated the date of authentication by the Titling Company Registrar.

(c)        Every Certificate presented or surrendered for registration of transfer or exchange will be accompanied by an instrument of transfer or exchange in form satisfactory to the Titling Company Registrar duly executed by the Holder, including, with respect to any Certificate subject to a Registered Pledge, the documentation described in Section 5.4(a)(ii).  Each Certificate surrendered for registration of transfer and exchange will be canceled and subsequently disposed of by the Titling Company Registrar.

(d)        No service charge will be made for any registration of transfer or exchange of Certificates, but the Titling Company Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(e)        Except to the extent specified in this Agreement or in the related Servicing Agreement, Certificates may be assigned, pledged or otherwise transferred.  However, the Certificates may be assigned, pledged or otherwise transferred only upon delivery of an Opinion of Counsel addressed to the Titling Company Administrator, the Titling Company Registrar and the Company that such assignment, pledge or transfer will not cause the Company to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  Any attempted assignment, pledge, or other transfer in violation of this Section 5.4(e) will be void from the beginning.  In addition, each assignee, pledgee or other transferee must, prior to or contemporaneously with any such assignment, pledge or other transfer, execute an agreement containing a non-petition covenant substantially similar to that set forth in Section 11.8 and deliver to the Titling Company Administrator, the Titling Company Registrar and the Member an executed copy of such agreement.  In addition to the foregoing, in the case of a pledge of a Certificate, the Holder will deliver to the Titling Company Registrar (with a copy to the Titling Company Administrator) a notice of registered pledge substantially in the form of Exhibit C (a “Notice of Registered Pledge”), an executed copy of the related security agreement and any agreements governing the exercise by the pledgee of the rights of a Holder with respect to the applicable Certificate (any such pledge, a “Registered Pledge”).

(f)         The Titling Company Registrar will deliver, or cause to be delivered, a copy of this Agreement to each Person that becomes a Holder or Registered Pledgee.

Section 5.5             Maintenance of Office or Agency.  The Titling Company Registrar will maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Titling Company Registrar in respect of the Certificates and this Agreement may be served.  The Titling Company Registrar initially designates its Corporate Trust Office as its office for such purposes.  The Titling Company Registrar will give prompt notice to the Member, the Holders and any Registered Pledgees of any change in the location of such office.

Section 5.6             Cooperation with Servicers.  The Company will furnish each Servicer with any powers of attorney and such other documents as have been prepared by such Servicer for execution by the Company as are necessary or appropriate to enable such Servicer to carry out its duties under the applicable Servicing Agreement.

Section 5.7             Registered Pledge.  Each Notice of Registered Pledge will be executed by the Holder of the subject Certificate and each Registered Pledgee of such Certificate and will set forth the following information:

(i)         the name of the Holder;

(ii)        the name and address of the Registered Pledgee;

(iii)       the Series and Class, if applicable, of the Certificate subject to the Registered Pledge;

(iv)       any rights of the Holder under this Agreement and the applicable Certificate that the Holder has agreed may be exercised by the Registered Pledgee;

(v)        if there is more than one Registered Pledgee of a Certificate, a brief statement of the relative rights of each Registered Pledgee in such Certificate; and

(vi)       any additional information required by the Titling Company Administrator or the Titling Company Registrar.

Section 5.8             Article 8 Election.  The Company irrevocably elects that all membership interests in the Company will be securities governed by Article 8 of the Uniform Commercial Code.  Each Certificate evidencing membership interests in the Company will bear the following legend:  “This Certificate evidences an interest in CAB East LLC and will be a security for purposes of Article 8 of the Uniform Commercial Code.”  This provision may not be amended, and no such purported amendment to this provision will be effective until all outstanding Certificates have been surrendered for cancellation.

ARTICLE VI

ACCOUNTING AND REPORTS TO HOLDERS

Section 6.1             Accounting and Reports to Holders, the Internal Revenue Service and Others.  The Titling Company Administrator will (a) maintain (or cause to be maintained) the books of the Company on a calendar year basis on the accrual method of accounting, (b) deliver to each Holder and Registered Pledgee such information as may be required by the Code and applicable Treasury Regulations or otherwise, including such information as may be required to enable each Holder and Registered Pledgee to prepare its U.S. federal income tax returns, (c) file (or cause to be filed) any tax returns relating to the Company and make (or cause to be made) such elections as may be required or appropriate under any Applicable Law, and (d) cause such tax returns to be signed in the manner required by Applicable Law.

ARTICLE VII

THE TITLING COMPANY ADMINISTRATOR AND THE TITLING COMPANY REGISTRAR

Section 7.1             Appointment of the Titling Company Administrator and the Titling Company Registrar; Duties of the Titling Company Administrator and the Titling Company Registrar.

(a)        Appointment of the Titling Company Administrator and the Titling Company Registrar.  The Member appoints Ford Credit as Titling Company Administrator and U.S. Bank as Titling Company Registrar, and Ford Credit and U.S. Bank accept such appointments.  Each Holder of a Certificate, by acceptance thereof, will be deemed to have consented to the appointment of Ford Credit as Titling Company Administrator and U.S. Bank as Titling Company Registrar.

(b)        Titling Company Registrar to Have Trust Powers.  It is the intent of the parties to this Agreement that the Company, the Member and the Holders and Registered Pledgees have the benefit of a Titling Company Registrar that is authorized and empowered to exercise trust powers.

(c)        Duties of the Titling Company Administrator and the Titling Company Registrar. The Titling Company Administrator and the Titling Company Registrar will perform such duties, and only such duties, as are specifically set forth in this Agreement.  No implied covenants or obligations will be read into this Agreement.

(d)        Reliance on Certificates and Opinions.  In the absence of bad faith, gross negligence or willful misconduct on its part, each of the Titling Company Administrator and the Titling Company Registrar may conclusively rely upon certificates or opinions furnished to the Titling Company Administrator or the Titling Company Registrar, as the case may be, and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein.  However, the immediately preceding sentence will not apply unless the Titling Company Administrator or the Titling Company Registrar, as the case may be, have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

(e)        No Duty to Segregate Funds; No Liability for Interest.  Subject to Section 4.3, the Titling Company Administrator is not required to segregate funds received under this Agreement in any manner except to the extent required by Applicable Law and the related Servicing Agreement and may deposit such funds under such general conditions as may be prescribed by Applicable Law.  The Titling Company Administrator will not be liable for any interest on any such funds.

(f)         Limitation on Direction by Holders.  A Holder will not direct the Titling Company Administrator or the Titling Company Registrar to take any action that:

(i)         is inconsistent with any of the Permitted Transactions;

(ii)        would result in the Company’s becoming an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes or that is otherwise inconsistent with the intended tax characterization of the Company and the Titling Company Assets as set forth in Section 2.7; or

(iii)       is otherwise inconsistent with any provision of this Agreement.

Section 7.2             Authorization of the Titling Company Administrator and Titling Company Registrar.  The Titling Company Administrator and the Titling Company Registrar are authorized and directed by the Member to execute and deliver this Agreement, the Intercreditor Agreement and each certificate or other document attached as an exhibit to or contemplated by this Agreement to which the Company is to be a party, in such form as the Member may approve.

Section 7.3             Acceptance of Duties; Limitation of Liability.

(a)        Except as otherwise provided in this Article VII, the Titling Company Administrator acts solely as Titling Company Administrator under this Agreement and not in its individual capacity, and the Titling Company Registrar acts solely as registrar under this Agreement and not in its individual capacity, and all Persons having any claim against the Titling Company Administrator or the Titling Company Registrar by reason of the transactions contemplated by this Agreement will be entitled to payment or satisfaction thereof only in the manner and to the extent set forth in Section 7.8.  The Titling Company Administrator and the Titling Company Registrar agree to perform their respective duties under this Agreement but only upon the terms of this Agreement.  Each of the Titling Company Administrator and the Titling Company Registrar also agrees to disburse all moneys received by it constituting part of the Titling Company Assets upon the terms of this Agreement.

(b)        Neither the Titling Company Administrator nor the Titling Company Registrar will be liable or accountable under this Agreement under any circumstances, except that neither the Titling Company Administrator nor the Titling Company Registrar will be relieved from liability (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) to the extent that the loss or damage giving rise to such liability results from the failure of any representation or warranty contained in Section 2.6 (in the case of the Titling Company Administrator) or Section 7.6 (in the case of the Titling Company Registrar) to be true and correct in all material respects as of the date as of which such representation or warranty was made

(provided, that the exceptions specified in clauses (i) and (ii) do not limit any other part of this Article VII).  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i)         neither the Titling Company Administrator nor the Titling Company Registrar will be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Holder delivered pursuant to Section 7.4 with respect to such Holder’s Specified Interest;

(ii)        neither the Titling Company Administrator nor the Titling Company Registrar will be liable for any error of judgment made in good faith by an Authorized Officer of such Person unless it is proved that the Titling Company Administrator or the Titling Company Registrar, as the case may be, was grossly negligent in ascertaining the pertinent facts; and

(iii)       the Titling Company Administrator will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.4;

(c)        No provision of this Agreement will require the Titling Company Administrator or the Titling Company Registrar to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under this Agreement, if the Titling Company Administrator or the Titling Company Registrar, as the case may be, will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)        Neither the Titling Company Administrator nor the Titling Company Registrar will be responsible for or in respect of, and makes no representation as to the validity or sufficiency of, any provision of this Agreement or for the due execution hereof by the Member or for the form, character, genuineness, sufficiency, value or validity of any of the Titling Company Assets or for or in respect of the validity or sufficiency of the Certificates or any related documents, and neither the Titling Company Administrator nor the Titling Company Registrar will in any event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided for herein; and

(e)        Neither the Titling Company Administrator nor the Titling Company Registrar will be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of any Holder, unless such Holder has offered to the Titling Company Administrator or the Titling Company Registrar, as the case may be, security or indemnity satisfactory to it against the fees, costs, expenses and liabilities that may be incurred by the Titling Company Administrator or the Titling Company Registrar, as the case may be, therein or thereby.  The right of the Titling Company Administrator or the Titling Company Registrar, as the case may be, to perform any discretionary act enumerated in this

Agreement will not be construed as a duty, and the Titling Company Administrator will not be answerable for other than its negligence or willful misconduct in the performance of any such act.

Section 7.4             Action upon Instruction by Holders.

(a)        The Holders of any Series, subject to the rights of the related Registered Pledgee, if any, may direct the Titling Company Administrator, the Company, the Board or the Servicer with respect to the related Specified Interest to take action or refrain from taking action with respect to the related Specified Assets except to the extent that such action or inaction would conflict with any other provision of this Agreement or any document to which the related Titling Company Assets are subject.  Such direction may be exercised at any time by instructions signed by the Holders holding a 100% limited liability company interest in such Specified Assets.

(b)        Notwithstanding the foregoing, and in accordance with Section 7.3(d), the Titling Company Administrator will not be required to take any action or refrain from taking action under this Agreement if the Titling Company Administrator has reasonably determined, or has been advised by counsel, that such action is likely to result in liability on the part of the Titling Company Administrator or is contrary to the terms hereof or is otherwise contrary to Applicable Law.

(c)        Whenever the Titling Company Administrator is unable to decide between alternative courses of action permitted or required by this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Titling Company Administrator may request an Opinion of Counsel as to such application, intent, interpretation or meaning, or may give notice (in a form appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and, to the extent the Titling Company Administrator acts in good faith in accordance with such Opinion of Counsel or any such instruction received from such Holders, as the case may be, the Titling Company Administrator will not be liable on account of such action to any Person.  If the Titling Company Administrator does not receive an Opinion of Counsel or appropriate instructions within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action that is consistent, in its view, with this Agreement, and as it deems to be in the best interests of the Holders, and the Titling Company Administrator will have no liability to any Person for any such action or inaction.

Section 7.5             Furnishing of Documents.  The Titling Company Administrator will furnish to the Holders, promptly upon receipt of a request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Titling Company Administrator by the Servicer or others.

Section 7.6             Representations and Warranties of the Titling Company Registrar.  The Titling Company Registrar represents and warrants to the Member and the Holders that:

(a)        it is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

(b)        it has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

(c)        the execution, delivery and performance by it of this Agreement (i) does not violate any provision of any law or regulation governing the banking and trust powers of the Titling Company Registrar or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Titling Company Registrar or any of its assets, (ii) does not violate any provision of the corporate charter or by-laws of the Titling Company Registrar, and (iii) does not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties of the Titling Company Registrar pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, violation, default or Lien could reasonably be expected to have a materially adverse effect on the Titling Company Registrar’s performance or ability to perform its duties under this Agreement or on the transactions contemplated in this Agreement;

(d)        the execution, delivery and performance by the Titling Company Registrar of this Agreement does not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority regulating the banking and corporate trust activities of national banking associations; and

(e)        this Agreement has been duly executed and delivered by the Titling Company Registrar and constitutes the legal, valid and binding agreement of the Titling Company Registrar, enforceable in accordance with its terms, except as enforceability may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

Section 7.7             Reliance; Advice of Counsel.

(a)        Neither the Titling Company Administrator nor the Titling Company Registrar will incur liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document.  The Titling Company Administrator and the Titling Company Registrar may accept a certified copy of a resolution of the Board, or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  If the method of the determination of any fact or matter is not specifically prescribed herein, the Titling Company Administrator or the Titling Company Registrar, as the case may be, may for all purposes hereof rely on a certificate, signed by the Member, the Board or any Manager or by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate will constitute full protection to the Titling Company Administrator or the Titling Company Registrar, as the case may be, for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)        In the performance of its duties and obligations under this Agreement, each of the Titling Company Administrator and the Titling Company Registrar:  (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and neither the Titling Company Administrator nor the Titling Company Registrar will be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees will have been selected by the Titling Company Administrator or the Titling Company Registrar, as the case may be, with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it.  Neither the Titling Company Administrator nor the Titling Company Registrar will be liable for anything done, suffered or omitted in good faith by it in accordance with any Opinion of Counsel or advice of such accountants or other such skilled professionals and not contrary to this Agreement.

Section 7.8             Compensation and Indemnity.  Each of the Titling Company Administrator and the Titling Company Registrar will receive as compensation for its services under this Agreement such reasonable fees as separately agreed upon between the Member and the Titling Company Administrator or the Titling Company Registrar, as the case may be.  Each of the Titling Company Administrator and the Titling Company Registrar will be entitled to be reimbursed by the Member for its reasonable expenses under this Agreement, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Titling Company Administrator or the Titling Company Registrar, as the case may be, may employ in connection with the exercise and performance of its rights and its duties under this Agreement.  However, pursuant to the terms of the Servicing Agreements entered into in connection with the issuance of any Certificate, the related Holders (or the related Servicer or another Person if so specified therein) will pay the Specified Asset Titling Company Administrator Fee and the Specified Asset Titling Company Registrar Fee in the manner and at the times set forth therein.

Section 7.9             Resignation or Removal of Titling Company Administrator and Titling Company Registrar.

(a)        Neither the Titling Company Administrator nor the Titling Company Registrar may resign without the consent of the Member unless the Titling Company Administrator or the Titling Company Registrar, as the case may be, ceases to be eligible in accordance with the provisions of Section 7.11 or the Titling Company Administrator or the Titling Company Registrar, as the case may be, is incapable of acting or it is illegal for the Titling Company Administrator or the Titling Company Registrar, as the case may be, to act.

(b)        The Member may remove the Titling Company Administrator or the Titling Company Registrar (and will remove the Titling Company Administrator or the Titling Company Registrar in the case of the occurrence of an event described in clause (iv) and will remove the Titling Company Registrar in the case of the occurrence of an event described in clause (i)):

(i)         in the case of the Titling Company Registrar, if the Titling Company Registrar ceases to be eligible in accordance with the provisions of Section 7.11 and fails to resign after a request therefor by the Member or the Board;

(ii)        if the Titling Company Administrator or the Titling Company Registrar, as the case may be, is adjudged bankrupt or insolvent;

(iii)       if a receiver or other public officer is appointed or take charge or control of the Titling Company Registrar or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if an Insolvency Event occurs with respect to the Titling Company Administrator;

(iv)       if the Titling Company Administrator or the Titling Company Registrar, as the case may be, otherwise is incapable of acting or it is illegal for the Titling Company Administrator or the Titling Company Registrar, as the case may be, to act; or

(v)        at its discretion.

(c)        If the Titling Company Administrator or the Titling Company Registrar is removed or if a vacancy exists in the office of Titling Company Administrator or Titling Company Registrar for any reason, the Member or the Board will promptly appoint a successor Titling Company Administrator by instrument (one copy will be delivered to the outgoing Titling Company Administrator so removed, one copy to the successor Titling Company Administrator and one copy to each Rating Agency then rating any Securities).  Any successor to the Titling Company Registrar must satisfy the requirements of Section 7.11.  All costs associated with the resignation or removal of the Titling Company Administrator or the Titling Company Registrar and the appointment of a successor will be borne by the Holders of the Certificates based on their respective Specified Asset Percentages of such costs.  However, if the Member (i) consents to the resignation of the Titling Company Administrator or the Titling Company Registrar pursuant to Section 7.9(a) or (ii) removes the Titling Company Administrator or the Titling Company Registrar pursuant to Section 7.9(b)(v), all such costs will be borne exclusively by the Member.

(d)        Any resignation or removal of the Titling Company Administrator or the Titling Company Registrar and appointment of a successor Titling Company Administrator or Titling Company Registrar pursuant to any of the provisions of this Section 7.9 will not become effective until an acceptance of appointment is delivered by the successor Titling Company Administrator or Titling Company Registrar, as the case may be, upon which, the successor Titling Company Administrator or Titling Company Registrar, as the case may be, must become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Titling Company Administrator or Titling Company Registrar, as the case may be.

(e)        The predecessor Titling Company Administrator or Titling Company Registrar, as the case may be, will deliver to the successor Titling Company Administrator or Titling Company Registrar, as the case may be, all books, records, accounts, documents, statements and monies held by it under this Agreement.  The predecessor Titling Company Administrator or Titling Company Registrar, as the case may be, will execute and deliver such instruments and do such other things as may reasonably be required to fully and certainly vest and confirm in the successor Titling Company Administrator or Titling Company Registrar, as the case may be, all such rights, powers, duties and obligations.  The predecessor Titling Company Administrator or Titling Company Registrar, as the case may be, will cooperate with the successor Titling Company Administrator or Titling Company Registrar, as the case may be, to ensure that the successor Titling Company Administrator or Titling Company Registrar, as the case may be, has all books, records, accounts, documents, statements and monies held by it under this Agreement and any other relevant information relating to the Titling Company Assets.

(f)         Upon the acceptance by a successor Titling Company Administrator or Titling Company Registrar, as the case may be, of its appointment pursuant to this Section 7.9, the Member will mail notice of such appointment to each Holder or Registered Pledgee of a Certificate.  If the Member fails to mail such notice within 10 days after the successor Titling Company Administrator or Titling Company Registrar, as the case may be, has accepted its appointment under this Agreement, the successor Titling Company Administrator or Titling Company Registrar, as the case may be, will cause such notice to be mailed at the expense of the Member.

Section 7.10           Merger or Consolidation of Titling Company Administrator or the Titling Company Registrar.  Any Person that may be merged, converted or consolidated with the Titling Company Administrator or Titling Company Registrar, as the case may be, or any Person resulting from any merger, conversion or consolidation to which the Titling Company Administrator or Titling Company Registrar, as the case may be, is a party, or any Person succeeding to all or substantially all of the corporate trust business of the Titling Company Administrator or Titling Company Registrar, as the case may be, will be deemed the successor of the Titling Company Administrator or Titling Company Registrar, as the case may be, under this Agreement so long as, in the case of the Titling Company Registrar, such Person satisfies the requirements of Section 7.11, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

Section 7.11           Eligibility Requirements for the Titling Company Registrar.  The Titling Company Registrar will at all times:

(a)        be a corporation or a banking association organized under the laws of the United States or any state thereof;

(b)        be authorized to exercise corporate trust powers; and

(c)        have, or be a wholly owned subsidiary of an entity that has, a combined capital and surplus of not less than $50,000,000.

Section 7.12     Updating List of Authorized Officers.  The Titling Company Administrator may from time to time designate the individuals who are authorized to act as “Authorized Officers” with respect to the Titling Company Administrator pursuant to an Officer’s Certificate distributed to the Owner Trustee, the Indenture Trustee, the Titling Companies, the Indenture Administrator, the Servicer, the Funding Agent, the Holding Companies and the Transferor.

ARTICLE VIII

TERMINATION OF LIMITED LIABILITY COMPANY AGREEMENT

Section 8.1             Termination of Limited Liability Company Agreement.

(a)        This Agreement (other than Section 10.1 and Section 11.8) and the Company will terminate and be of no further force or effect on the final distribution by the Titling Company Administrator of all moneys or other property constituting Titling Company Assets.

Any Specified Interest may be terminated upon receipt by the Titling Company Administrator of direction to such effect signed by the Holders of all of the related Certificates, with the consent of the Registered Pledgee, if any, and subject to the rights of any Titling Company Noteholders.  Upon any such termination of a Specified Interest, the Titling Company Administrator will distribute to the Holders of the Certificates related to the terminating Specified Interest, subject to the rights of any Registered Pledgees and of any Titling Company Noteholders, all related Specified Assets, including title to the related Specified Leased Vehicles by causing the Certificates of Title with respect thereto to be reregistered in the name of, or at the direction of, such Holders.

This Agreement and the Company may also terminate at the direction of the Member so long as no Securities or Undertakings are outstanding.

Neither this Agreement nor the Company will terminate upon the occurrence of an Insolvency Event with respect to any Holder and the Company will continue following the occurrence of an Insolvency Event with respect to any Holder, in each case, subject to the first paragraph of this Section 8.1(a).

(b)        Upon the termination of the Company, the Titling Company Administrator will distribute to each Holder of a Certificate its interest in the related Specified Assets by causing the Certificates of Title to be reregistered in the name of, or at the direction of, each such Holder.

ARTICLE IX

AMENDMENTS

Section 9.1             Amendments.

(a)        This Agreement and the Certificate of Formation may be amended by the Member and the Titling Company Administrator without the consent of any Holder of any Certificate at any time.  Any such amendment will not (x) as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Holder (unless each such Holder has consented thereto), (y) as confirmed by each Rating Agency then rating Securities issued in connection with any Certificates, cause the then current rating assigned to any class of such Securities to be withdrawn or reduced or (z) as evidenced by an Opinion of Counsel, cause the Company to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(b)        Notwithstanding Section 9.1(a), this Agreement may be amended at any time by the Titling Company Administrator and the Member without the consent of the Holder of any Certificate to the extent reasonably necessary to assure that none of the Company or any transferee of any Certificate will be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The Member will deliver a copy of such amendment to each Rating Agency then rating any Securities.

ARTICLE X

LIABILITIES; INDEMNIFICATION

Section 10.1           Liabilities; Indemnification.

(a)        Indemnification by Holders for all Liabilities.  Each Holder of a Certificate (but not any Registered Pledgee or Titling Company Noteholder) will be liable to third parties and will indemnify, defend and hold harmless the Titling Company Administrator, the Titling Company Registrar, including its officers, directors, shareholders, employees and agents, the Managers and the Authorized Officers (collectively, the “Indemnified Persons” and each individually, an “Indemnified Person”) for all liabilities, obligations, losses, claims, damages, actions and suits, expenses and any and all costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (“Liabilities”) incurred in connection with the related Specified

Assets, including any Liabilities arising out of or incurred in connection with such Persons’ acceptance or performance of the duties contained in this Agreement other than, in each case, Liabilities incurred solely:

(i)         by reason of such Person’s willful malfeasance, bad faith or gross negligence; or

(ii)        by reason of such Person’s breach of its representations and warranties set forth in this Agreement.

(b)        Holders’ Liability Limited to Related Specified Interest.  No Holder of a Certificate and none of the related Specified Assets will be subject to Liabilities arising from or with respect to the Indemnified Persons or the Specified Assets relating to any other Specified Interest.

(c)        Indemnification by Member for State and Local Taxes.  Without limiting the generality of Section 10.1(a), the Holders of each Series will defend and hold harmless the Indemnified Persons against all state and local taxes assessed on such Persons resulting from the location of the related Specified Assets.

(d)        Specified Assets Not Subject to Liabilities.  No claim for indemnification pursuant to this Section 10.1 will be payable from any Titling Company Assets, including any Specified Assets, and none of the Titling Company Administrator, the Managers or any other Indemnified Person will have any recourse against the assets of the Company, including any Specified Assets, with respect to any claim that any such Person may have against the Company or any Holder, Registered Pledgee, Servicer or Affiliate of any of the foregoing.

(e)        Indemnification Procedures.  The Indemnified Persons will notify the Holders of each Series, promptly of any claim for which such Indemnified Persons may seek indemnity pursuant to this Section 10.1.  Failure by the Indemnified Persons to so notify such Holders will not relieve such Holder or Holders of its obligations under this Agreement.

(f)         Notification; Defense of Claims.  The Indemnified Persons will notify the Member promptly of any claim for which such Indemnified Persons may seek indemnity.  Failure by the Indemnified Persons to so notify the Member will not relieve the Member of its obligations under this Agreement.  Any claim against the Indemnified Persons will be defended by the Member and the Indemnified Persons will be entitled to separate counsel, the fees and expenses of which will be paid by the Member.

(g)        Survival.  The indemnities contained in this Section 10.1 will survive the resignation, removal or termination of any Indemnified Person or the termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1           No Legal Title to Titling Company Assets; Direction of the Titling Company Administrator.

(a)        Legal title to all Titling Company Assets will be vested at all times in the Company.  The Holders will not have legal title to any Titling Company Assets.  However, as set forth in Section 4.3(c)(i), the Holders may direct the Titling Company Administrator to deliver the related Specified Assets to such Holders or at their direction.

(b)        Notwithstanding Section 11.1(a) or anything else in this Agreement to the contrary, the Titling Company Administrator will take no action with respect to entering into, disposing of or making any payment or distribution with respect to any Leased Vehicle, Lease, Certificate of Title or insurance policy except in accordance with the procedures set forth in the applicable Servicing Agreement or as directed by the related Holders in accordance with Section 7.4(a).

Section 11.2           Limitations on Rights of Others.  This Agreement is solely for the benefit of the Titling Company Administrator, the Member, each Registered Pledgee and the Holders, and nothing in this Agreement, whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Company or the Titling Company Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement.

Section 11.3           Notices.  Unless otherwise specified in this Agreement, all notices, requests, demands, consents, instructions or other communications to or from the parties to this Agreement will be in writing (which may be transmitted electronically or posted to a password-protected website, provided that recipients will be notified of any such electronic posting and receipt of such notification will be confirmed in accordance with this Section 9.4 or confirmed by telephone).  Notices, requests, demands, consents, instructions and other communications will be deemed to have been given and made, (i) in the case of a letter, upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three (3) days after deposit in the mail; (ii) in the case of a facsimile, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient; (iii) in the case of an email, when receipt is confirmed by telephone or by reply email from the recipient; and (iv) in the case of an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such website, or when notification of such electronic posting is confirmed in accordance with clauses (i) through (iii) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent, instructions or other communication will be delivered or addressed as follows (or at such other address or facsimile number as any party may designate by notice to the other parties):

(a)        If to the Titling Company Administrator, addressed to Ford Motor Credit Company:

c/o Ford Motor Company

World Headquarters

One American Road, Suite 801-C3

Dearborn, Michigan  48126

Attention:  Securitization Operations Supervisor

Telephone:  (313) 594-3495

Facsimile:  (313) 390-4133

with a copy to:

Ford Motor Credit Company

c/o Ford Motor Company

World Headquarters

One American Road, Suite 1034

Dearborn, Michigan  48126

Attention:  Corporate Secretary

Telephone:  (313) 322-3000

Facsimile:  (313) 248-7613

(b)        If to the Titling Company Registrar, at its Corporate Trust Office, with a copy to:

U.S. Bank National Association

209 South LaSalle Street

Suite 300

Chicago, Illinois  60604

Fax:  (312) 325-8905

Telephone:  (312) 325-8904

(c)        If to the Member, addressed to CAB East LLC:

c/o Ford Motor Credit Company

     c/o Ford Motor Company

World Headquarters

One American Road, Suite 801-C3

Dearborn, Michigan  48126

Attention:  Ford Credit SPE Management Office

Telephone:  (313) 594-3495

Facsimile:  (313) 390-4133

with a copy to:

Ford Motor Credit Company

c/o Ford Motor Company

World Headquarters

One American Road, Suite 1034

Dearborn, Michigan 48126

Attention:  Corporate Secretary

Telephone:  (313) 322-3000

Facsimile:  (313) 248-7613

(d)        If to the Company, addressed to CAB East LLC:

c/o Ford Motor Credit Company

     c/o Ford Motor Company

World Headquarters

One American Road, Suite 801-C3

Dearborn, Michigan  48126

Attention:  Ford Credit SPE Management Office

Telephone:  (313) 594-3495

Facsimile:  (313) 390-4133

with a copy to:

Ford Motor Credit Company

c/o Ford Motor Company

World Headquarters

One American Road, Suite 1034

Dearborn, Michigan  48126

Attention:  Corporate Secretary

Telephone:  (313) 322-3000

Facsimile:  (313) 248-7613

Any notice to be delivered to any Holder that is a permitted assignee of a Certificate, will be delivered at the address provided to the Titling Company Administrator by such Person.

Section 11.4           GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, PURSUANT TO SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER SHALL NOT BE APPLICABLE TO THIS AGREEMENT.

Section 11.5           Severability; Conflict with Act.  If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this

Agreement and will in no way affect the validity, legality or enforceability of the other provisions of this Agreement or of the Certificates or any Securities or the rights of any Holders or Holders of Securities.  If there is a direct conflict between the provisions of this Agreement and any mandatory provision of the Act, then the applicable provision of the Act will control.

Section 11.6           Counterparts.  This Agreement may be executed in any number of counterparts, each of which counterparts will be an original, and all of which counterparts will together constitute one and the same instrument.

Section 11.7           Headings.  The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 11.8           Successors and Assigns.  All covenants and agreements contained herein are binding upon, and inure to the benefit of, the Member, the Titling Company Administrator and each Holder and their respective successors and permitted assigns.  Notwithstanding the foregoing, the interests of the Member hereunder will not be assigned, pledged, or otherwise transferred unless an Opinion of Counsel, delivered to the Titling Company Administrator, is rendered that such assignment, pledge or other transfer will not cause the Company to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  Any attempted assignment, pledge or other transfer in violation of this Section 11.6 will be void from the beginning.  Any request, notice, direction, consent, instruction, waiver or other instrument or action by a Holder will bind the successors and assigns of such Holder.

Section 11.9           No Recourse.  Each Holder by accepting a Certificate acknowledges that such Holder’s Certificate or Certificates represent a limited liability company interest in the related Specified Assets only and does not represent interests in or obligations of the Member, any Manager, any other Holder, the Titling Company Registrar, the Titling Company Administrator or any Affiliate thereof and no recourse may be had against such Persons or their assets, except as may be expressly set forth or contemplated in this Agreement or the Certificates.

Section 11.10         No Petition.  The Titling Company Administrator, the Titling Company Registrar, the Member, each Holder, each Registered Pledgee and each holder of a Security covenants that for a period of one year and one day after payment in full of all distributions to all Holders, Registered Pledgees and holders of Securities pursuant to this Agreement and the related Certificates or Securities, as the case may be, it will not institute against, or join any Person in instituting against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States.  Notwithstanding any other provision of this Agreement, the Titling Company Administrator and the Board will not commence a voluntary proceeding in bankruptcy relating to the Company without the unanimous prior approval of all Holders and holders of Securities and the delivery by each such Person of a certificate certifying that such Person reasonably believes that the Company is insolvent.

Section 11.11         Confidential Information.

(a)        The Titling Company Registrar agrees to hold and treat all Confidential Information (defined in Section 11.11(b)) provided to it in connection with the transactions contemplated by this Agreement in confidence and in accordance with this Section 11.11, and will implement and maintain safeguards to further assure the confidentiality of such Confidential Information.  Such Confidential Information will not, without the prior written consent of the Member, be disclosed or used by the Titling Company Registrar or its directors, officers, employees or agents (collectively, the “Information Recipients”) other than in connection with the transactions contemplated by this Agreement, provided that such disclosure is not in violation of the Right to Financial Privacy Act of 1978, the Gramm-Leach-Bliley Act of 1999 (the “G-L-B Act”) or other Applicable Law.

(b)        As used in this Agreement, “Confidential Information” means non-public personal information (as defined in the G-L-B Act and its enabling regulations issued by the Federal Trade Commission) regarding Lessees on the Leases that is identified as such by the Member.  Confidential Information will not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Titling Company Registrar or any of its Information Recipients, (ii) was available to the Titling Company Registrar on a non-confidential basis from a Person or entity other than the Servicer prior to its disclosure to the Titling Company Registrar, (iii) is requested to be disclosed by a Governmental Authority or related governmental, administrative, or regulatory or self-regulatory agencies having or claiming authority to regulate or oversee any aspect of the Titling Company Registrar’s business or that of its Affiliates or is otherwise required by Applicable Law or by legal or regulatory process to be disclosed, (iv) becomes available to the Titling Company Registrar on a non-confidential basis from a Person other than the Member who, to the knowledge of the Titling Company Registrar, is not otherwise bound by a confidentiality agreement with the Member and is not otherwise prohibited from transmitting the information to the Titling Company Registrar or (v) the Member provides written permission to the Titling Company Registrar to release.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

CAB EAST HOLDINGS, LLC,
as Member

By:	/s/ Susan J. Thomas
Name:	Susan J. Thomas
Title:	Secretary

FORD MOTOR CREDIT COMPANY,
as Titling Company Administrator

By:	/s/ David M. Brandi
Name:	David M. Brandi
Title:	Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Titling Company Registrar

By:	/s/ Nancie J. Arvin
Name:	Nancie J. Arvin
Title:	Vice President

[SIGNATURE PAGE TO CAB EAST TITLING COMPANY AGREEMENT]

EXHIBIT A

[FORM OF TITLING COMPANY SPECIFICATION NOTICE]

[NAME OF COMPANY]

TITLING COMPANY SPECIFICATION NOTICE

[ ], 2004

To:                            Ford Motor Credit Company,
as Titling Company Administrator of [NAME OF COMPANY] (the “Company”)

Re:                            Designation of [             ]

cc:                               [                                  ], as Registered Pledgee;
U.S. Bank National Association, as Titling Company Registrar

Reference is made to the Amended and Restated Limited Liability Company Agreement, dated as of [        ], 2004 (the “Titling Company Agreement”), among [NAME OF HOLDING COMPANY], as Member, Ford Motor Credit Company, as Titling Company Administrator (in such capacity, the “Titling Company Administrator”), and U.S. Bank National Association, a national banking association, as Titling Company Registrar (in such capacity, the “Titling Company Registrar”).  Capitalized terms used but not defined in this Titling Company Specification Notice are defined in the Titling Company Agreement, which also contains rules as to usage that are applicable herein.

1.         Pursuant to Section 4.1(a) of the Titling Company Agreement, you are directed to designate a Specified Interest of the Company, to be known as the “[             ] Specified Interest” and to issue a Series of Certificates, to be known as the “[             ]  Certificates,” substantially in the form of Exhibit A, representing the entire member interest in the Specified Assets allocated from time to time to such Specified Interest and listed in the Schedule of [   ] Assets.

2.         The [             ] Specified Interest will be a separate series of the Company within the meaning of Section 18-215(a) of the Act.

3.         Pursuant to Section 4.3(b)(i) of the Titling Company Agreement, the Series Issue Date of the [             ] Specified Interest is [             ].

4.         Pursuant to Section 4.3(b)(v) of the Titling Company Agreement, [     ] is designated as the registered Holder of the entire Series relating to the [             ] Specified Interest as of the [             ] Series Issue Date, and you are directed to cause the Company to execute and deliver to [     ], or to its order, as of the [             ] Series Issue Date, a single Certificate, designated as [             ] Certificate No. 1, which will represent the entire limited liability company interest in the Specified Assets allocated to the [             ]  Specified Interest at any time.

5.         The [             ] Specified Interest will be a [Fixed Specified Interest] [Revolving Specified Interest].

6.         The [             ] Certificates will be issued as a single class.

7.         Pursuant to Section 4.3(b)(v) of the Titling Company Agreement, the Series Cutoff Date for the [             ] Specified Interest will be [             ].

8.         Pursuant to Section 4.3(b)(vii) of the Titling Company Agreement, Titling Company Notes [may] [may not] be issued with respect to the [         ] Specified Interest.

9.         Pursuant to Section 4.3(c) of the Titling Company Agreement, the Holder of this Certificate (together with the Holders of other Certificates in the [   ] Series, has certain rights with respect to the [         ] Specified Interest, including the right to receive or direct the application of all Collections on the related Specified Assets, which Collections will be assets of such Holders.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Member has caused this [             ] Titling Company Specification Notice to be duly executed and delivered by its officer hereunto duly authorized, as of the date first above written.

[ ]
as Holder

By:
Name:
Title:

EXHIBIT B

[Form of Certificate]

[NAME OF COMPANY]

[        ] CERTIFICATE

No.  1
evidencing the entire limited liability company interest in the [        ] Specified Assets.

(This Certificate does not represent an interest in or obligation of Ford Motor Credit Company, U.S. Bank National Association or any of their respective affiliates, except to the extent described below.)

(This Certificate evidences an interest in [NAME OF COMPANY] and will be a security for purpose of Article 8 of the Uniform Commercial Code.)

THIS CERTIFIES THAT [        ] is the registered owner of a nonassessable, fully-paid, 100% limited liability company interest in the [        ] Assets of [NAME OF COMPANY] (the “Company”).

The Company is a Delaware limited liability company governed by the Amended and Restated Limited Liability Company Agreement, dated as of [                   ], 2004 (the “Titling Company Agreement”), among [NAME OF HOLDING COMPANY], as Member, Ford Motor Credit Company, as Titling Company Administrator (in such capacity, the “Titling Company Administrator”) and U.S. Bank National Association, as Titling Company Registrar (in such capacity, the “Titling Company Registrar”).

This Certificate is one of a duly authorized Series of Certificates.  This [        ] Certificate is issued under and is subject to the Titling Company Agreement and the Servicing Agreement (the “Servicing Agreement”), dated as of [                   ], 2004 between [Ford Motor Credit Company (“Ford Credit”)] as Servicer, and [          ], as Holder.  Capitalized terms used but not defined in this Certificate are defined in the Titling Company Agreement, or, if not defined in the Titling Company Agreement are defined in the Servicing Agreement, which also contains rules as to usage that are applicable herein.

Any rights of the Holder of this [        ] Certificate are limited to the related Specified Assets and the related Specified Interest (and will include the right to receive or direct the application of all Collections on the related Specified Assets pursuant to Section 4.3(c)(iii) of the Titling Company Agreement).  If an Insolvency Event occurs with respect to the Company, any claim that the Holder of this Certificate may seek to enforce against the Company or the Specified Assets allocated to any Specified Interest of the Company other than the Specified Interest represented by this [        ] Certificate will be subordinate to the payment in full, including post-petition interest, of the claims of the holders of any Securities related to the Specified Assets allocated to such other Specified Interests of the Company.

The Holder of this [        ] Certificate, by acceptance of this [       ] Certificate covenants that for a period of one year and one day after payment in full of all distributions to all Holders, Registered Pledgees and holders of Securities pursuant to the Titling Company Agreement and the related Certificates or Securities, as the case may be, it will not institute against, or join any Person in instituting against the [INITIAL SPECIFIED INTEREST HOLDING COMPANY] or the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States.

This [        ] Certificate may be transferred only in accordance with the Titling Company Agreement.

THIS [        ] CERTIFICATE WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless this [        ] Certificate is executed by an Authorized Officer of the Titling Company Registrar, this [        ] Certificate will not entitle the Holder thereof to any benefit under the Titling Company Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Titling Company Registrar, on behalf of the Company and not in its individual capacity, has caused this [        ] Certificate to be duly executed.

[NAME OF COMPANY],

	By:	U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Titling Company Registrar

Dated: [ ]	By:
Name:
Title:

FOR VALUE RECEIVED, the undersigned transfers and assigns unto __________ the within [        ] Certificate, and all rights thereunder, irrevocably constituting and appointing ___________ as Attorney to transfer said [        ] Certificate on the books of the Titling Company Registrar, with full power of substitution in the premises.

Dated: [ ]	By:

EXHIBIT C

[Form of Notice of Registered Pledge]

[TITLING COMPANY]

NOTICE OF REGISTERED PLEDGE

[_____ __], 20__

To:       U.s. Bank National Association,
            as Titling Company Registrar

cc:        Ford Motor Credit Company,
            as Titling Company Administrator

Re:       Pledge of Certificates related to
            [______] Series to [______]

Reference is made to the Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004 (the “Titling Company Agreement”), among (i) [NAME OF HOLDING COMPANY], a Delaware limited liability company (“Holdings”), as Member (in such capacity, the “Member”), (ii) Ford Motor Credit Company, as Titling Company Administrator (in such capacity, the “Titling Company Administrator”) and (iii) U.S. Bank National Association, a national banking association, as Titling Company Registrar (in such capacity, the “Titling Company Registrar”).  Unless otherwise defined herein, all capitalized terms will have the meanings ascribed thereto in the Titling Company Agreement, which also contains rules as to usage that are applicable herein.

Each of the undersigned hereby certifies, represents and warrants as follows:

1.         Pursuant to Sections 4.4(a), (c) and (e) and Section 4.7 of the Titling Company Agreement, [all of the outstanding Certificates] [Certificates Nos. [__] and [__]] related to the [______] Series[, [Class [__]] (collectively, the “Pledged Certificates”), [each] designated pursuant to the Titling Company Specification Notice dated as of [______ __], 20__, a true and complete copy of which is attached as Exhibit A, have been pledged by [______] and [______], the [          ] existing registered Holders thereof (collectively, the “Pledgors”), to [______] and [______] (collectively, the “Pledgees”).

2.         Attached as Exhibits [B and C] are true and complete copies of the related security agreements and other agreements governing the exercise by the Pledgees of the Pledged Rights with respect to the Pledged Certificates: [list documents] (collectively, the “Pledge Documents”).

3.         Pursuant to the Pledge Documents, the Pledgors have agreed that the Pledgees may exercise the following rights: [list rights] (collectively, the “Pledged Rights”).

4.         The pledge of the Pledged Certificates by the Pledgors to the Pledgees pursuant to the Pledge Documents, and the exercise by the Pledgees of the Pledged Rights, are each permitted by the Titling Company Agreement, and duly authorized and enforceable by each Pledgee against each Pledgor.

[5.        The relative rights of the Pledgees are as follows: [specify if applicable].]

6.         Accordingly, you are authorized and directed to cause the Titling Company Registrar to reflect that the Pledgees have become the Registered Pledgees with respect to the Pledged Certificates, entitled to exercise the Pledged Rights with respect to the Pledged Certificates.

7.         [The Titling Company Registrar will act in accordance with any direction provided by the Registered Pledgee to the Titling Company Registrar in accordance with Section 7.4 of the Titling Company Agreement.]

8.         [Any replacement Certificate with respect to the Pledged Certificate will be delivered to the Registered Pledgee.]

IN WITNESS WHEREOF, each of the undersigned has caused this Notice of Registered Pledge to be duly executed and delivered by its respective officer hereunto duly authorized, as of the date first above written.

[_____________],
as Pledgor

By:
Name:
[Title:]

[_____________],
as Pledgor

By:
Name:
[Title:]

[_____________],
as Pledgee

By:
Name:
[Title:]

[_____________],
as Pledgee

By:
Name:
[Title:]

Furthermore, each Pledgee covenants that for a period of one year and one day after payment in full of all distributions to all Holders, Registered Pledgees and holders of Securities pursuant to the terms of the Titling Company Agreement and the related Certificates or Securities, as the case may be, it will not institute against, or join any Person in instituting against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States.

[ ]
as Pledgee

By:
Name:
Title:]

SCHEDULE A

Initial Authorized Officers of CAB EAST LLC

Name	Office

David M. Brandi	Chairman of the Board, President and Assistant Treasurer

David P. Cosper	Executive Vice President, Treasurer and Chief Financial Officer

Timothy J. Kuehn	Vice President

Susan J. Thomas	Secretary

Robert A. Aitken	Assistant Secretary

Kenneth R. Bergman	Assistant Secretary

Q. Gwynn Lam	Assistant Secretary

Shawn W. Murphy	Assistant Secretary

Craig L. Sigworth	Assistant Secretary

James M. Swartz	Assistant Secretary

William G. Agne III	Assistant Treasurer

Stephen Calso	Assistant Treasurer

Marion B. Harris	Assistant Treasurer

Ann Marie Petach	Assistant Treasurer

Kimberly D. Plummer	Assistant Treasurer

Neil M. Schloss	Assistant Treasurer

Dennis A. Tosh	Assistant Treasurer

S-1